AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON ________, 2004
                                                      REGISTRATION NO. 333-75630
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  -----------

                                AMENDMENT NO. 6
                                       TO
                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                  -----------

                          MILITARY RESALE GROUP, INC.
                 (Name of Small Business Issuer in Its Charter)

           NEW YORK                       5141                  11-2665282
(State or Other Jurisdiction  (Primary Standard Industrial   (I.R.S. Employer
     of Incorporation or       Classification Code Number)  Identification No.)
        Organization)

                             2180 EXECUTIVE CIRCLE
                        COLORADO SPRINGS, COLORADO 80906
                                 (719) 391-4564
         (Address and Telephone Number of Principal Executive Offices)

                             2180 EXECUTIVE CIRCLE
                        COLORADO SPRINGS, COLORADO 80906
     (Address of Principal Place of Business or Intended Principal Place of
                                   Business)

                           ETHAN D. HOKIT, PRESIDENT
                          MILITARY RESALE GROUP, INC.
                             2180 EXECUTIVE CIRCLE
                        COLORADO SPRINGS, COLORADO 80906
                                 (719) 391-4564
           (Name, address and telephone number of agent for service)

                                  -----------
                                   COPIES TO:
                             Eric M. Hellige, Esq.
                       Pryor Cashman Sherman & Flynn LLP
                                410 Park Avenue
                         New York, New York 10022-4441
                                 (212) 421-4100
                                  -----------

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                               10,000,000 SHARES

                          MILITARY RESALE GROUP, INC.

                                  COMMON STOCK


      Military Resale Group, Inc., a New York corporation, is offering up to 10,000,000 shares of its common stock at a price of $0.25 per share. We may offer the shares for cash from the date of this Prospectus until the termination of this offering.

      Our common stock is traded in the over-the-counter market and prices are reported on the OTC Bulletin Board under the symbol "MYRG."

      SEE "RISK FACTORS" BEGINNING ON PAGE 3 FOR RISKS OF AN INVESTMENT IN THE SECURITIES OFFERED BY THIS PROSPECTUS, WHICH YOU SHOULD CONSIDER BEFORE YOU PURCHASE ANY SHARES.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

      We are offering the shares on a "best efforts, no minimum" basis. In a "best efforts, no minimum offering," we do not need to reach a specific level of subscriptions before the proceeds are available to us. There will be no escrow of funds. There is no underwriter assisting us in the offer and sale of the shares.

      We intend to keep the offering open until November 30, 2004. However, if we have not sold all of the shares by that date, we may extend the offering period at our sole discretion for an additional 120 days.


================================================================================


                                           Underwriting Discounts   Proceeds to
                       Price to Public        and Commissions        Company(1)
Per Share............       $0.25                  $0.00               $0.25
Total................     $2,500,000               $0.00            $2,500,000


================================================================================


(1) Assumes the sale of the maximum number of shares offered by this Prospectus before deducting expenses, including professional fees, printing costs, and filing fees related to the offering payable by us, estimated at $250,000.

                The date of this Prospectus is __________, 2004

      To comply with the securities laws of certain jurisdictions, the shares of common stock offered by this Prospectus may have to be offered or sold only through registered or licensed brokers or dealers. In addition, in certain jurisdictions, the shares of common stock may not be offered or sold unless they have been registered or qualified for sale or an exemption is available and complied with. We currently plan to register all of the 10,000,000 shares offered hereby for offer and sale in the States of Colorado and New York and a limited number of shares in the States of Connecticut, Florida and New Jersey. Brokers or dealers effecting transactions in the shares should confirm that the shares have been registered under the securities laws of the state or states in which sales of the shares occur as of the time of such sales, or that there is an available exemption from the registration requirements of the securities laws of such states.

      This prospectus is not an offer to sell any securities other than the shares. This prospectus is not an offer to sell securities in any circumstances in which such an offer is unlawful.

      We have not authorized anyone, including any salesperson or broker, to give oral or written information about this offering, Military Resale Group, Inc., or the shares that is different from the information included in this Prospectus. You should not assume that the information in this Prospectus, or any supplement to this Prospectus, is accurate at any date other than the date indicated on the cover page of this Prospectus or any supplement to it.


                               TABLE OF CONTENTS
                                                                           Page


Prospectus Summary....................................................      1
Risk Factors..........................................................      3
Special Note Regarding Forward-Looking Statements.....................     10
Use of Proceeds.......................................................     11
Dilution..............................................................     13
Determination of Offering Price.......................................     14
Market for Common Equity and Related Shareholder Matters..............     15
Management's Discussion and Analysis of Financial Condition and
  Results of Operation..................................................   18
Business..............................................................     24
Management............................................................     33
Principal Stockholders................................................     37
Certain Relationships and Related Transactions........................     38
Description of Securities.............................................     40
Plan of Distribution..................................................     41
Legal Matters.........................................................     42
Experts...............................................................     43
Disclosure of Commission Position on Indemnification for Securities
  Act Liabilities.......................................................   43
Where You Can Find Additional Information.............................     43
Index to Financial Statements.........................................     F-1

                               PROSPECTUS SUMMARY

      This summary highlights information contained elsewhere in this Prospectus and may not contain all of the information that you should consider before investing in the shares. You are urged to read this Prospectus in its entirety.


                              ------------------


      We are a regional distributor of grocery and household items specializing in distribution to the military market. We distribute a wide variety of items, including fresh and frozen meat and poultry, seafood, frozen foods, canned and dry goods, beverages, dairy products, paper goods and cleaning and other supplies. Our operations are currently directed to servicing the commissary at each of six military installations located in Colorado, Wyoming and South Dakota, including the Air Force Academy located in Colorado Springs, Colorado. We are approved by the Department of Defense to contract with military commissaries and exchanges.

      Military commissaries are large supermarket-type stores operated by the United States Defense Commissary Agency ("DeCA") to provide grocery items for sale to authorized patrons at the lowest practicable prices in facilities designed and operated under standards similar to those in commercial food stores. As of April 30, 2004, there were 275 commissaries worldwide, of which 171 were located in the Continental U.S. and 104 were located overseas. Commissaries are authorized by law to sell goods only to authorized patrons, which include the approximately 1.4 million active duty U.S. military personnel, their dependents and certain authorized reservists and retirees. As of April 30, 2004, these authorized patrons totaled approximately 12.4 million individuals. Annual worldwide commissary sales totaled approximately $5 billion in DeCA's fiscal year ended September 30, 2003.

      We were formed as a New York corporation on August 31, 1983 under the name Owl Capital Corp. On June 17, 1988, we changed our name to Bactrol Technologies, Inc. On November 15, 2001, we acquired 98.2% of the issued and outstanding shares of Military Resale Group, Inc., a Maryland corporation, in a reverse acquisition (the "Reverse Acquisition") and subsequently changed our name to Military Resale Group, Inc. In connection with the Reverse Acquisition, we commenced operations in our current line of business. Prior to the Reverse Acquisition, we were inactive and had nominal assets and liabilities. Our principal address is 2180 Executive Circle, Colorado Springs, Colorado 80906, and our telephone number at that address is (719) 391-4564. In this Prospectus, reference to the terms "Military Resale Group," "we," "us" and "the company" refer collectively to Military Resale Group, Inc. (a New York corporation) unless otherwise indicated.

ABOUT THIS OFFERING

      We are offering up to 10,000,000 shares of common stock at a price of $0.25 per share. At June 18, 2004, we had 29,928,071 shares of common stock issued and outstanding. If we were to sell all of the shares offered by us in this offering, there would be 39,928,071 shares of common stock outstanding after the offering. There is no underwriter of this offering. We are offering the shares on a best efforts, no minimum basis. This means that, although we are offering up to 10,000,000 shares, we are not required to sell a specified number of shares in this offering prior to accepting any subscriptions. As a result, we may only sell a nominal amount of shares and receive minimal proceeds from this offering. In addition, we may terminate the offering at any time before we have sold all 10,000,000 shares. We will not escrow any of the proceeds we receive from this offering. There is no minimum offering and the proceeds from any subscription accepted by us will be immediately available to us. We may reject any subscription in whole or in part. If we reject a subscription we will return the investor's check or other funds without deduction and without the payment of any interest.

Common Stock Offered......................   10,000,000 shares
Common Stock Outstanding Immediately
   Prior to the Offering..................   29,928,071 shares(1)
Common Stock to be Outstanding Following
   the Offering...........................   39,928,071(1) (2)
Use of Proceeds...........................   The net proceeds of this
                                             offering will be used (i) to
                                             acquire an inventory control
                                             system; (ii) for sales and
                                             marketing; (iii) to repay
                                             indebtedness; (iv) for
                                             acquisitions and new business
                                             development; and (v) for
                                             working capital and general
                                             corporate purposes.  See "Use
                                             of Proceeds"
OTC Bulletin Board Ticker Symbol..........   MYRG

----------------


(1) Does not include (i) 9,782,560 shares reserved for issuance upon the exercise of outstanding options and warrants and (ii) up to 2,805,980 shares issuable upon the conversion of outstanding bridge notes.

(2) Assumes the sale of all 10,000,000 shares of our common stock offered in this Offering.


                         SELECTED FINANCIAL INFORMATION

      The selected financial information presented below is derived from and should be read in conjunction with our financial statements, including notes thereto, appearing elsewhere in this Prospectus. See "Financial Statements."

SUMMARY OPERATING INFORMATION

                                                              FISCAL YEAR                           THREE MONTHS
                                                          ENDED DECEMBER 31,                       ENDED MARCH 31,
                                                       ------------------------                    ---------------
                                                         2002            2003                  2003               2004
                                                         ----            ----                  ----               ----
Total revenues..................................... $ 6,359,803      $6,049,445          $1,758,963          $2,134,976
Net loss...........................................  (2,319,221)     (2,631,749)           (500,695)           (515,812)
Net loss per common share..........................       (0.25)          (0.18)              (0.04)              (0.02)
Weighted average number of common
  shares outstanding...............................   9,156,648      14,619,599          11,684,156          23,497,984


SUMMARY BALANCE SHEET INFORMATION                        DECEMBER 31,               MARCH 31,
                                                      -----------------          --------------
                                                             2003                     2004
                                                             ----                     ----
Working capital....................................      (1,195,614)              $ (1,024,066)
Total assets.......................................       1,930,818                  2,018,970
Total liabilities..................................       3,586,840                  3,505,554
Stockholders' equity (deficit).....................      (1,656,022)                (1,486,584)

                                  RISK FACTORS

      You should carefully consider the risks described below before buying shares in this offering. If any of the following risks actually occur, our business, results of operations and financial condition could be seriously harmed, the trading price of our common stock could decline and you may lose all or part of your investment.

OUR OPERATING HISTORY IS LIMITED, SO IT WILL BE DIFFICULT FOR YOU TO EVALUATE OUR BUSINESS IN MAKING AN INVESTMENT DECISION.

      Although we were incorporated in 1983, we commenced operations in our current line of business in November 2001 (at which time we acquired Military Resale Group, Inc., a Maryland corporation that commenced operations in November
1998) and have a limited operating history. We are still in the early stages of our development, which makes the evaluation of our business operations and our prospects difficult. Before buying our common stock, you should consider the risks and difficulties frequently encountered by early stage companies. These risks and difficulties, as they apply to us in particular, include:

            o     our need to expand the number of products we distribute;

            o potential fluctuations in operating results and uncertain growth rates;

            o     limited market acceptance of the products we distribute;

            o     concentration of our revenues in a single market;

            o     our dependence on the military market for most of our revenue;

            o     our need to expand our direct sales force;

            o     our need to manage rapidly expanding operations; and

            o     our need to attract and train qualified personnel.

WE HAVE INCURRED LOSSES SINCE INCEPTION AND WE MAY BE UNABLE TO ACHIEVE PROFITABILITY OR GENERATE POSITIVE CASH FLOW.


      We incurred net losses of $2,319,221 in 2002, $2,631,749 in 2003 and
$515,812 in the first quarter of 2004 and we may be unable to achieve profitability in the future. If we continue to incur net losses in future periods, we may be unable to achieve one or more of the key elements of our business strategy, including the following:


            o     increase the number of products we distribute;

            o increase our sales and marketing activities, including the number of our sales personnel;

            o increase the number of regions in which we distribute products; or

            o     acquire additional distributorships.

      As of March 31, 2004, we had an accumulated deficit of $6,422,525. We may not achieve profitability if our revenues increase more slowly than we expect, or if operating expenses exceed our expectations or cannot be adjusted to compensate for lower than expected revenues. If we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis. Any of the factors discussed above could cause our stock price to decline.

OUR BUSINESS RELATIONSHIPS WITH THE PRODUCERS AND MANUFACTURERS FOR WHICH WE DISTRIBUTE AND SELL PRODUCTS MAY BE TERMINATED AT ANY TIME, AND THE LOSS OF ANY SUCH RELATIONSHIP WOULD REDUCE OUR REVENUES AND OUR PROSPECTS FOR ACHIEVING PROFITABILITY.

      Although we have good working relationships with our principal suppliers, we do not have long-term arrangements with these entities. Our relationships with the suppliers for which we distribute products may be terminated at any time by any supplier. Therefore, we cannot be assured that we will be able to maintain a business relationship with the producers and manufacturers for which we currently distribute and sell products. Any disruption in our relationship with the producers and manufacturers for which we distribute goods could result in the termination of our representation of such producers and manufacturers and their products, which would reduce our revenues and our prospects for achieving profitability.

PRODUCTS SUPPLIED BY CERTAIN SUPPLIERS ACCOUNT FOR A MATERIAL PERCENTAGE OF OUR REVENUES, AND THE LOSS OF ANY OF THESE SUPPLIERS COULD DRAMATICALLY REDUCE OUR REVENUES.

      We derive a significant portion of our revenues from the distribution of products that are supplied by a limited number of suppliers. The loss of any major supplier could dramatically reduce our revenues. In 2002, products supplied by Tyson Foods Inc. accounted for approximately 40% of our revenues. In 2003, products supplied by Tyson Foods Inc. accounted for approximately 25% of our revenues and products supplied by S&K Sales, Inc. accounted for approximately 12% of our revenues. In the first quarter of 2004, products supplied by Tyson Foods Inc. accounted for approximately 30% of our revenues and products supplied by S&K Sales, Inc. accounted for approximately 15% of our revenues.

VARIOUS CHANGES IN THE DISTRIBUTION AND RETAIL MARKETS IN WHICH WE OPERATE HAVE LED AND MAY CONTINUE TO LEAD TO REDUCED SALES AND MARGINS AND LOWER PROFITABILITY FOR OUR CUSTOMERS AND, CONSEQUENTLY, FOR US.

      The distribution and retail markets in which we operate are undergoing accelerated change as distributors and retailers, including military commissaries, seek to lower costs and provide additional services in an increasingly competitive environment. For example, there is a growing trend of large self-distributing chains consolidating to reduce costs and gain efficiencies. Eating away from home and alternative format food stores, such as warehouse stores and supercenters, have taken market share from traditional supermarket operators, including military commissaries, some of which are our customers. In an effort to ensure that more of their promotional fees and allowances are used by retailers to increase sales volume, vendors increasingly direct promotional dollars to large self-distributing chains. We believe that these changes have led to reduced sales, reduced margins and lower profitability among many of our customers and, consequently, for us.

OUR SALES MAY DECLINE UPON A GENERAL DECREASE IN THE PRICE OF CONSUMABLE GOODS OR AN ECONOMIC DOWNTURN.

      We derive most of our revenues from the consumable goods distribution industry. This industry is characterized by a high volume of sales with relatively low profit margins. A significant portion of our sales are at prices that are based on product cost plus a percentage markup. Consequently, our sales may decline when the prices of consumable goods go down, even though our percentage markup may remain constant. The consumable goods industry is also sensitive to national and regional economic conditions, and the demand for our consumable goods has declined from time to time as a result of economic downturns.

AN INCREASE IN FUEL AND OTHER TRANSPORTATION-RELATED COSTS COULD REDUCE OUR PROFITS OR INCREASE OUR LOSSES.

      Our distribution business is sensitive to increases in fuel and other transportation-related costs. In 2003, we transported approximately 5,800 tons of product and our trucks traveled in excess of 145,000 miles. Any significant increase in fuel or other transportation-related expenses would increase our operating expenses, which would have the effect of reducing our profits or increasing our losses.

REDUCTIONS IN THE ARMED FORCES MAY LEAD TO LOWER DEMAND FOR THE PRODUCTS WE DISTRIBUTE AND SELL, WHICH COULD RESULT IN REDUCTIONS IN OUR REVENUES AND REDUCE OUR PROFITS OR INCREASE OUR LOSSES.

      We distribute and sell products for resale to active and retired military personnel. Since the end of the Cold War, the United States has streamlined its Armed Forces by reducing the number of military personnel and closing military bases. Reductions in funding for force modernization and military end strength have outpaced reductions in support services and overhead. Proposals have been made to decrease the cost to taxpayers of operating commissaries, including:

            o     increasing the surcharge charged to commissary patrons;

            o     merging commissaries with exchanges; and

            o     privatizing the commissary system.

Funding for commissaries has decreased since the early 1990s. In October 1996, DeCA became a "Performance Based Operation," which has resulted in DeCA's obtaining special waivers from Federal procurement regulations for the purpose of striving to operate more efficiently by adopting some characteristics of private-sector companies. The impact of these trends on our business is uncertain and could lead to reduced demand for the products we distribute and sell, which could result in reductions in our revenues and reduce our profits or increase our losses.

THERE IS NO MINIMUM NUMBER OF SHARES TO BE SOLD IN THIS OFFERING AND THERE IS A RISK THAT WE WILL BE UNABLE TO SELL A SUFFICIENT NUMBER OF SHARES TO ENABLE US TO CARRY OUT OUR BUSINESS PLAN OR TO GENERATE NET PROCEEDS FROM THIS OFFERING IN AN AMOUNT SUFFICIENT TO ENABLE US TO CONTINUE OPERATIONS.

      There is no minimum number of shares of common stock that we must sell in this offering prior to the initial closing, and we expect to accept subscriptions for shares of common stock as they are received. In addition, this offering is a self-underwritten offering, and therefore there is no guarantee that we will sell all or any part of the shares offered in this offering. As a result, there can be no assurance that we will raise sufficient funds in this offering to carry out our business plan as currently proposed, or that the net proceeds from the initial subscriptions for shares will be in an amount sufficient to enable us to continue operations in any meaningful manner.

WE MAY NEED ADDITIONAL FINANCING TO IMPLEMENT OUR BUSINESS PLAN AND WE CANNOT BE SURE WE WILL BE ABLE TO OBTAIN ADDITIONAL FUNDING WHEN NEEDED OR ON ACCEPTABLE TERMS.

      Assuming at least 4,000,000 shares of common stock offered hereby are sold in this offering, we believe the net proceeds from this offering, together with our projected cash flow from operations, will be sufficient to fund our operations as currently conducted for at least the next 12 months. Such belief, however, cannot give rise to an assumption that our cost estimates are accurate or that unforeseen events will not occur that will require us to seek additional funding to meet our operational needs. As a result, we may require substantial additional financing in order to implement our business objectives. There can be no assurances that we will be able to obtain additional funding when needed, or that such funding, if available, will be obtainable on terms we find acceptable. In the event our operations do not generate sufficient cash flow, or we cannot obtain additional funds if and when needed, we may not be able to:

            o     attract additional suppliers;

            o expand into additional regions; o develop or enhance our product line;

            o     take advantage of future opportunities; or

            o respond to competitive pressures or unanticipated requirements.


            For additional information on our anticipated future capital requirements, see "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources."

OUR RELATIONSHIPS WITH THIRD PARTY BROKERS TO STOCK AND DISPLAY THE PRODUCTS WE DISTRIBUTE MAY BE TERMINATED AT ANY TIME AND THE LOSS OF CERTAIN THIRD PARTY BROKER RELATIONSHIPS COULD CAUSE THE TERMINATION OF OUR RELATIONSHIPS WITH THE COMMISSARIES WE SERVE OR THE SUPPLIERS WITH WHICH WE HAVE RELATIONSHIPS.

      We rely on a network of brokers to ensure that sufficient inventories of products are received by commissaries and that products are properly stocked and displayed. Our arrangements with brokers may be terminated at any time by any broker. Although we have good working relationships with our brokers, there can be no assurance that we will be successful in maintaining our existing arrangements with brokers or in acquiring, or entering into arrangements with, additional brokers. In addition, we do not have exclusive relationships with the brokers we utilize. Many of these brokers may represent other products in addition to the products we distribute. There can be no assurance that the representation by brokers of multiple products does not result in conflicts of interest. The loss of certain of our brokers could cause the termination of our relationships with the commissaries we serve or with the manufacturers or suppliers of the products such brokers service.

WE CARRY ONLY A LIMITED AMOUNT OF PRODUCT LIABILITY INSURANCE AND ANY SIGNIFICANT PRODUCT LIABILITY CLAIM MAY IMPAIR OUR ABILITY TO FUND CURRENT OPERATIONS OR PREVENT US FROM CARRYING OUT OUR STRATEGIC PLANS.

      The marketing and sale of products of the type we distribute entails a risk of product liability claims by consumers and others. Although we have obtained product liability insurance in the amount of $2,000,000, there is no assurance that such policy will be sufficient to cover us against all possible liabilities or that the policy can be maintained in force at a cost we find acceptable. In the event of a successful product liability claim against us, lack or insufficiency of insurance coverage could impair our ability to fund current operations or prevent us from carrying out our strategic plans.

FLUCTUATIONS IN OUR QUARTERLY OPERATING RESULTS MAY CAUSE OUR STOCK PRICE TO DECLINE AND A DECLINE IN THE VALUE OF YOUR INVESTMENT.

      Our quarterly operating results have varied significantly in the past and will likely fluctuate significantly in the future. Significant annual and quarterly fluctuations in our results of operations may be caused by, among other factors:

            o     the volume of revenues we have generated;

            o the timing of our announcements for the distribution of new products, and any such announcements by our competitors;

            o the acceptance of the products we distribute in the military marketplace; and

            o     general economic conditions.

      There can be no assurance that the level of revenues and profits, if any, achieved by us in any particular fiscal period will not be significantly lower than in other, including comparable, fiscal periods. We believe quarter-to-quarter comparisons of our revenues and operating results are not necessarily meaningful and should not be relied on as indicators of future performance. Operating expenses are based on management's expectations of future revenues and are relatively fixed in the short term. We plan to increase operating expenses to:

            o     expand our product line;

            o     expand our sales and marketing operations;

            o     increase our services and support capabilities; and

            o     improve our operational and financial systems.

If our revenues do not increase along with these expenses, our operating margins will decline and our net losses in a given quarter would be larger than expected. It is possible that in some future quarter our operating results may be below the expectations of public market analysts or investors, which could cause a reduction in the market price of our common stock.

WE MAY PURSUE ACQUISITIONS THAT, BY THEIR NATURE, PRESENT RISKS AND THAT MAY NOT BE SUCCESSFUL AND MAY REDUCE OUR PROFITS OR INCREASE OUR LOSSES.

      Our growth strategy includes the acquisition of additional distributors and, possibly, of brokers in the business of selling consumer goods in the military market. Our ability to accomplish our acquisition strategy will depend upon a number of factors, including, among others, our ability to:

            o     identify acceptable acquisition candidates;

            o consummate the acquisition of such businesses on terms that we find acceptable;

            o retain, hire and train professional management and sales personnel at each such acquired business; and

            o promptly and profitably integrate the acquired business operations into our then-existing business.

      No assurance can be given that we will be successful with respect to such factors or that any acquired operations will be profitable or be successfully integrated into our then-existing business without substantial costs, delays or other problems. In addition, to the extent that consolidation becomes more prevalent in the industry, the prices for attractive acquisition candidates may be bid to higher levels. In any event, there can be no assurance that businesses acquired in the future will achieve sales and profitability that justify the investments we make therein.

THE LOSS OF THE SERVICES OF ETHAN D. HOKIT, OUR PRESIDENT, COULD IMPAIR OUR ABILITY TO SUPPORT CURRENT OPERATIONS AND DEVELOP NEW BUSINESS AND TO RUN OUR BUSINESS EFFECTIVELY.

      Our success will be dependent on the efforts of Ethan D. Hokit, our President. We have no employment agreement with Mr. Hokit. In addition, we have no key man life insurance on the life of any of our employees, and we have not entered into any employment agreements or non-competition arrangements with any of our key personnel. Our key personnel at the present time, however, are our executive officers and directors, and we believe such persons have certain fiduciary obligations to our company. The loss of the services of Mr. Hokit, or our inability to attract and retain other qualified personnel, could impair our ability to support current operations and develop new business or to run our business effectively.

OUR PRINCIPAL STOCKHOLDERS HAVE SIGNIFICANT VOTING POWER AND MAY TAKE ACTIONS THAT MAY NOT BE IN THE BEST INTERESTS OF OUR OTHER STOCKHOLDERS.


      Assuming all shares of common stock offered hereby are sold in this offering, upon completion of this offering our executive officers and directors and their affiliates will beneficially own, in the aggregate, approximately 22.4% of the outstanding shares of our common stock. As a result, these stockholders will be able to exercise significant control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, which could delay or present an outside party from acquiring or merging with us. In the event we sell less than half (5,000,000) of the shares offered hereby, our executive officers and directors and their affiliates will beneficially own approximately 25.26% of the outstanding shares of our common stock. For a full presentation of the equity ownership of these stockholders, see "Principal Stockholders."


OUR STOCK PRICE MAY BE VOLATILE AND YOU MAY NOT BE ABLE TO RESELL YOUR SHARES AT OR ABOVE THE PUBLIC OFFERING PRICE.

      There has been only a limited public market for our common stock prior to this offering. The public offering price for our common stock has been determined arbitrarily by our management and bears no relationship to our assets, book value, net worth or other economic or recognized criteria of value. This public offering price may vary from the market price of our common stock after the offering. If you purchase shares of common stock, you may not be able to resell those shares at or above the public offering price. The market price of our common stock may fluctuate significantly in response to factors, some of which are beyond our control, including the following:

            o     actual or anticipated fluctuations in our operating results;

            o changes in market valuations of other companies in our industry;

            o announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

            o     additions or departures of key personnel; and

            o     sales of common stock in the future.

      In addition, the stock market has experienced extreme volatility that often has been unrelated to the performance of particular companies. These market fluctuations may cause our stock price to fall regardless of our performance.

      You should read the information under the heading "Market For Common Equity and Related Shareholder Matters" for a more complete discussion of the factors that were considered in determining the public offering price of our common stock.

YOU WILL EXPERIENCE IMMEDIATE AND SUBSTANTIAL DILUTION IN THE BOOK VALUE OF YOUR SHARES.

      The public offering price is expected to be substantially higher than the book value per share of our outstanding common stock immediately after this offering. For example, if we sell all 10,000,000 shares offered hereby and you purchase common stock in this offering, you will incur immediate dilution of approximately $0.22 in the book value per share of our common stock from the price you pay for our common stock. If we sell half (5,000,000) of the shares offered hereby, you will incur immediate dilution of approximately $0.25, or the full amount of your investment, in such book value per share, and if we sell only 2,500,000 of the shares offered hereby, you will incur immediate dilution of $0.25, or the full amount of your investment, in such book value per share. As a result, if all of our assets are sold in a liquidation of our company, you may not receive in respect of your shares an amount that is equal to or greater than the price you paid for your shares in this offering. For additional information on these calculations, see "Dilution."

WE FACE SIGNIFICANT COMPETITION FROM COMPETITORS WITH GREATER RESOURCES THAN OURS, AND SUCH COMPETITION COULD RESULT IN A REDUCTION IN OUR PRICES OR OPERATING MARGINS AND THE LOSS OF SOME OF THE PRODUCTS WE OFFER.

      We operate in a highly competitive industry. Many companies are engaged in the sale and distribution of consumer products to the military market, and we compete on the basis of price, quality and assortment, schedules and reliability of deliveries and the range and quality of services provided. Many of our competitors have financial resources, research and development capabilities, marketing staffs and facilities substantially greater than ours. This competition could result in the reduction of our prices or operating margins and the loss of one or more of the products we offer. This competition may also hinder our ability to expand into other regions or to enter into relationships with new suppliers.

SUBSTANTIAL FUTURE SALES OF OUR COMMON STOCK IN THE PUBLIC MARKET MAY DEPRESS OUR STOCK PRICE AND COULD RESULT IN A DECLINE IN THE VALUE OF YOUR INVESTMENT.

      We currently have approximately 18,815,603 shares of our common stock utstanding that are "restricted securities," as that term is defined under Rule
144 promulgated under the Securities Act of 1933, as amended (the "Securities Act").


      In general, under Rule 144, a person who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period a number of shares of common stock that does not exceed the greater of 1% of the then outstanding shares of our common stock or the average weekly trading volume in such shares during the four calendar weeks prior to such sale. Rule 144 also permits, under certain circumstances, the sale of shares without any quantity or other limitation by a person who is not one of our affiliates and who has satisfied a two-year holding period. Any substantial sale of restricted securities under Rule 144 could significantly depress the market price of our common stock. In addition, the sale of these shares could reduce demand for our shares in the event we seek to raise capital through the additional sale of stock.

      We have reserved 1,500,000 shares of our common stock for issuance to key employees, officers, directors and consultants under our existing equity incentive plan. As of June 18, 2004, we had issued and outstanding under our equity incentive plan options to purchase an aggregate of 800,000 shares of our common stock, and exclusive of our equity incentive plan, we had issued and outstanding, options and warrants to purchase an aggregate of 8,982,560 shares of our common stock. In addition, we have reserved 2,805,980 shares of common stock for issuance upon the conversion of bridge notes issued to certain creditors which, in most cases, mature in 2006. The existence of any outstanding options, warrants or convertible notes may prove to be a hindrance to future financings as the holders of such options, warrants or convertible notes may be expected to exercise such notes to purchase, or to convert such notes into, shares of our common stock at a time when we would otherwise be able to obtain additional equity capital on terms we would find more favorable.


WE DO NOT INTEND TO PAY DIVIDENDS ON OUR COMMON STOCK IN THE FORESEEABLE FUTURE, WHICH COULD CAUSE THE MARKET PRICE OF OUR COMMON STOCK AND THE VALUE OF YOUR INVESTMENT TO DECLINE.

      The holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available therefor. To date, we have not paid any cash dividends. Our board of directors does not intend to declare any cash dividends in the foreseeable future, but instead intends to retain all earnings, if any, for use in our business operations.

WE MAY FAIL TO CONTINUE AS A GOING CONCERN, IN WHICH EVENT YOU MAY LOSE YOUR ENTIRE INVESTMENT IN OUR SHARES.

      Our audited financial statements have been prepared on the assumption that we will continue as a going concern. Our independent auditors have indicated in its report on our 2003 financial statements that our recurring losses from operations and our difficulties in generating sufficient cash flow to meet our obligations and sustain our operations raise substantial doubt about our ability to continue as a going concern. If we fail to continue in business, you will lose your investment in the shares you acquire in this offering.


               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

      Some of the statements under "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," and elsewhere in this Prospectus constitute forward-looking statements. These statements involve risks known to us, significant uncertainties, and other factors which may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by those forward-looking statements.

      You can identify forward-looking statements by the use of the words "may," "will," "should," "could," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "intends," "potential," "proposed," or "continue" or the negative of those terms. These statements are only predictions. In evaluating these statements, you should specifically consider various factors, including the risks outlined above. These factors may cause our actual results to differ materially from any forward-looking statement.

      Although we believe that the exceptions reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

                                USE OF PROCEEDS


      We expect to incur expenses in connection with this offering of approximately $250,000 for our legal fees, accounting fees, printing, Blue Sky legal and filing fees and other miscellaneous expenses. The net proceeds of this offering, estimated to be $2,250,000 if the maximum of 10,000,000 shares is sold, $1,625,000 if 75% (7,500,000) of the shares are sold, $1,000,000 if 50%
(5,000,000) of the shares are sold, $625,000 if 35% (3,500,000) of the shares are sold, and $375,000 if only 25% (2,500,000) of the shares are sold are expected to be allocated as follows:


                                2,500,000   3,500,000   5,000,000   7,500,000  10,000,000
                                   Shares      Shares      Shares      Shares      Shares
                               ----------  ----------  ----------  ----------  ----------
Acquisition of Inventory
  Control System               $   75,000  $   75,000  $   75,000  $   75,000  $   75,000
Sales and marketing                    --      75,000      75,000     300,000     300,000
Repayment of indebtedness(1)      150,000     250,000     350,000     500,000     750,000
Acquisitions and new business
  development                          --          --          --     250,000     500,000
Working capital                   150,000     225,000     500,000     500,000     625,000
                               ----------  ----------  ----------  ----------  ----------

     Totals                    $  375,000  $  625,000  $1,000,000  $1,625,000  $2,250,000
                               ==========  ==========  ==========  ==========  ==========

--------------

(1) Includes interest and principal on approximately (a) $605,000 aggregate principal amount of convertible bridge notes, of which $540,000 aggregate principal amount matures on or about June 3, 2006, and $65,000 aggregate principal amount that have matured but have not yet been paid and (b) $130,000 aggregate principal amount of demand notes. In the event any holders of any convertible notes elect to convert all or a portion of the principal and interest due on such notes into shares of our common stock pursuant to the terms of such notes, the net proceeds allocated to the repayment of such indebtedness will be reallocated to working capital purposes.

      As reflected in the table above, the amounts of net proceeds that we intend to use for the repayment of indebtedness will depend upon the number of shares sold in this offering. If we only sell a nominal amount of shares (2,500,000), we intend to use approximately $150,000 for the repayment of past due indebtedness and for payment of accrued interest thereon. If all 10,000,000 shares are sold in this offering, we intend to use approximately $750,000 for the repayment of indebtedness, which is comprised of approximately $605,000 aggregate principal amount of convertible indebtedness and approximately $145,000 of accrued interest as of June 18, 2004. Of such $750,000 of net proceeds to be used for the repayment of indebtedness, approximately $370,000 will be used to repay the principal portion of our outstanding indebtedness to our officers and directors or their respective affiliates, of which, at June 18, 2004, the following amounts were outstanding:

            o $60,000 of principal owed to Shannon Investments, Inc., one of our principal shareholders that is controlled by Edward Whelan, our Chairman of the Board and Chief Executive Officer;


            o $100,000 of principal owed to Oncor Partners, Inc., a company of which Mr. Whelan is a principal shareholder;

            o $82,500 of principal owed Atlantic Investment Trust, the trustee of which is Richard Tanenbaum, one of our directors;

            o $72,500 of principal owed to Eastern Investment Trust, the trustee of which is Mr. Tanenbaum;

            o $25,000 of principal owed to Ethan Hokit, our President and one of our directors; and

            o $30,000 of principal owed to Edward T. Whelan, our Chairman of the Board and our Chief Executive Officer.


The proceeds of the convertible bridge notes that were issued between December 2001 and June 2003, the demand notes and the loans from our officers and directors or their respective affiliates were used for short-term working capital purposes. For additional information on the demand note indebtedness and the loans from our officers and directors or their respective affiliates, see "Certain Relationships and Related Transactions."


      If the net proceeds from this offering are less than $625,000 (3,500,000 shares), such proceeds will be applied first to the acquisition of an inventory control system, next, up to $150,000 will be applied for working capital purposes, primarily to finance accounts receivable and for the acquisition of inventory, and thereafter, to the extent necessary, to the repayment of past due bridge note indebtedness discussed above. Any remaining net proceeds will be applied to working capital and for general corporate purposes. In the event we sell only a nominal number of shares offered hereby (2,500,000), the proceeds of such sale will be used to acquire an inventory control system, repay $150,000 of indebtedness and any remaining proceeds will be used for working capital purposes. We believe the net proceeds of the sale of at least 4,000,000 shares in this offering, together with anticipated revenues from sales of our products, will satisfy our capital requirements for at least the next 12 months.


      In the event that we do not sell at least 7,500,000 shares in this offering, we may be forced to alter, delay or abandon our acquisition strategy. In such case, we may decide to allocate funds to alternative uses, such as the direct purchase of warehouses and operating facilities in markets in which we seek to develop business. At this time, we have no pending or planned acquisitions.

      One of the purposes of this offering is to raise funds for working capital purposes, including to finance our accounts receivable until such time as we are able to obtain alternative financing sources, to purchase additional inventory and to fund other day-to-day operating expenses, including unforeseen cash requirements. Depending on the number of shares of common stock sold in this offering and the amount of the net proceeds of this offering that are applied to the repayment of indebtedness, a significant portion of the net proceeds of this offering (which may exceed 50% of the aggregate net proceeds) may be available for working capital purposes. We are unable to estimate the amounts of such net proceeds that will be applied for particular working capital purposes, and management will have broad discretion in the use of funds allocated for working capital purposes. As a result, you will be relying on the judgment of our management regarding the application of a significant portion of the net proceeds of this offering. Pending the application of the net proceeds, we intend to invest these funds in short-term, interest-bearing, investment-grade obligations.

                                    DILUTION

      If you purchase shares in this offering, you will experience immediate and substantial dilution in your investment. "Dilution" is the reduction in the value of a purchaser's investment and represents the difference between the price paid for the shares and the "net tangible book value" per share of the common stock acquired in the offering. Net tangible book value per share represents the book value of our tangible assets less the amount of our liabilities, divided by the number of shares of common stock outstanding.

      At March 31, 2004, there were 26,895,571 shares of common stock issued and outstanding. Without taking into account any changes in our net tangible book value after that date other than to give effect to (i) 1,920,000 shares issued in connection with our purchase of Ohio Street Partners LLC subsequent to March 31, 2004, (ii) 1,050,000 shares issued to our consultants subsequent to March 31, 2004, (iii) 62,500 shares issued to one of our investors for liquidated damages pursuant to the terms of such investor's subscription agreement and (iv) the estimated net cash proceeds of $2,250,000 from the sale of the 10,000,000 shares offered hereby (after deducting estimated expenses of the offering that total approximately $250,000), at an offering price of $0.25 per share, the amount of increase in net tangible book value as of that date attributable to the sale of shares offered hereby would have been $0.03 per share, representing an immediate dilution to investors in this offering of $0.22 per share and an immediate increase of $0.07 per share to present shareholders.

      The following table illustrates the per share dilution if we sell all 10,000,000 shares at a price of $0.25 per share, less offering expenses of $250,000.

        Net tangible book value per share at March 31, 2004............ $ (0.04)
        Pro forma net tangible book value per share after the offering.    0.03
        Pro forma increase in net tangible book value per share
          attributable to investors in this offering...................    0.07
        Pro forma dilution per share to investors in the offering......    0.22

      The following table illustrates the per share dilution if we sell only 5,000,000 shares at a price of $0.25 per share, less the offering expenses of $250,000.

        Net tangible book value per share at March 31, 2004..           $ (0.04)
        Pro forma net tangible book value per share after the offering.   (0.01)
        Pro forma increase in net tangible book value per share........
          attributable to investors in this offering...................    0.03
        Pro forma dilution per share to investors in the offering......    0.25

      The following table illustrates the per share dilution if we sell only 2,500,000 shares at a price of $0.25 per shares, less the offering expenses of $250,000.

        Net tangible book value per share at March 31, 2004............ $ (0.04)
        Pro forma net tangible book value per share after the offering.   (0.03)
        Pro forma increase in net tangible book value per share........
          attributable to investors in this offering...................    0.01
        Pro forma dilution per share to investors in the offering          0.25

      The following table summarizes the investments of all existing shareholders at March 31, 2004, the above issuances subsequent to March 31, 2004, and the new investors as of such date after giving effect to the sale of all of the shares offered hereby (after deducting estimated expenses of the offering that total approximately $250,000):

                                       Shares Purchased
                                    ---------------------      Total
                                      Number      Percent    Investment
                                    ----------    -------   -----------
         Existing Shareholders...   29,928,071       75.0%  $(1,198,681)
         New Investors(1)........   10,000,000       25.0%    2,250,000
                                    ----------    -------   -----------
           Total.................   39,928,071      100.0%  $ 1,051,319
                                    ==========    =======   ===========


---------------

(1) Assumes the sale of all 10,000,000 shares offered under this Prospectus. The dilutive effect of the offering would be different if we are unsuccessful in selling all of the shares. For example, if we were to sell only (A) 2,500,000 shares in this offering, or (B) half of the shares offered by this Prospectus, the investment by the new investors and existing shareholders would be as follows:



                                       Shares Purchased
                                    ---------------------      Total
                                      Number      Percent    Investment
         (A)                        ----------    -------   -----------
         Existing Shareholders...   29,928,071       92.3%  $(1,198,681)
         New Investors...........    2,500,000        7.7%      375,000
                                    ----------    -------   -----------
           Total.................   32,428,071      100.0%  $  (823,681)
                                    ==========    =======   ===========

                                       Shares Purchased
                                    ---------------------      Total
                                      Number      Percent    Investment
         (B)                        ----------    -------   -----------
         Existing Shareholders...   29,928,071       85.7%  $(1,198,681)
         New Investors...........    5,000,000       14.3%    1,000,000
                                    ----------    -------   -----------
           Total.................   34,928,071      100.0%  $  (198,681)
                                    ==========    =======   ===========



                        DETERMINATION OF OFFERING PRICE

      Our management has arbitrarily determined the offering price of the shares offered hereby. The offering price bears no relationship to our assets, book value, net worth, or other economic or recognized criteria of value. You should not regard the offering price to be an indication of future market price of our securities. In determining the offering price, we considered factors such as the prospects for our products, our management's previous experience, our historical and anticipated results of operations and our present financial resources.

           MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDERS MATTERS

MARKET FOR COMMON STOCK

      Our common stock is traded on the OTC Bulletin Board under the symbol "MYRG."

      Our shares began trading on the OTC Bulletin Board on January 10, 2001. Prior to that date, there was no public market for our shares.

      The following table contains information about the range of high and low bid prices for our common stock for each full quarterly period since our shares began publicly trading, based upon reports of transactions on the OTC Bulletin Board.

                                                    High     Low
                                                    ----     ---
            2002
               First Quarter ...................    1.54     0.31
               Second Quarter ..................    0.51     0.23
               Third Quarter....................    0.41     0.17
               Fourth Quarter...................    0.43     0.13

            2003
               First Quarter....................    0.40     0.11
               Second Quarter...................    0.29     0.11
               Third Quarter....................    0.41     0.15
               Fourth Quarter...................    0.19     0.07


            2004
               First Quarter....................    0.26     0.11
               Second Quarter (through June 18).    0.14     0.10


      The source of these high and low prices was the OTC Bulletin Board. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not represent actual transactions. The high and low prices listed have been rounded up to the next highest two decimal places.

      The market price of our common stock is subject to significant fluctuations in response to variations in our quarterly operating results, our public announcements regarding our then-pending acquisition of Military Resale Group, general trends in the market for the products we distribute, and other factors, over many of which we have little or no control. In addition, board market fluctuations, as well as general economic, business and political conditions, may adversely affect the market for our common stock, regardless of our actual or projected performance. On June 18, 2004, the closing bid price of our common stock as reported by the OTC Bulletin Board was $0.12 per share.

      As of June 18, 2004, there were approximately 125 shareholders of record of our common stock.

DIVIDEND POLICY

      We have not paid cash dividends on our common stock and do not intend to pay any cash dividends in the foreseeable future.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

      The following table provides information as of June 18, 2004 with respect to shares of our common stock that are issuable under equity compensation plans.

                                                                                                     Number of securities
                                                                                                    remaining available to
                                              Number of securities                                  future issuance under
                                                to be issued upon          Weighted-average          equity compensation
                                                   exercise of             exercise price of           plans (excluding
                                               outstanding options,       outstanding options,      securities reflected in
                                               warrants and rights        warrants and rights             column (a))
              Plan Category                            (a)                        (b)                         (c)
------------------------------------------  --------------------------  ------------------------  ---------------------------
Equity compensation plans
   not approved by security holders

2001 Equity Incentive Plan (1)                                800,000                     $0.50                       700,000

Stern/Farbman (Vintage Filings)                               600,000                     $0.25                             -
Consulting Agreement (2)

Howard Ash Consulting Agreement (3)                           500,000                     $0.50                             -

Louis Weiner Consulting Agreement (4)                         500,000                     $0.50                             -
                                                              -------

Howard Edrich Consulting Agreement (5)                        250,000                     $0.25
                                                        --------------  ------------------------               --------------

Edward Whelan Compensation Plan (6)

                             Total (7)                      2,650,000                                                 700,000
                                                        ==============                                         ==============

----------------------------------------

(1) Our 2001 Equity Incentive Plan allows for the granting of share options to directors, officers, non-officer employees and consultants. See the disclosure entitled "Equity Incentive Plan" in Item 10 of this report.

(2) Pursuant to an agreement dated November 4, 2003, Shai Stern and Seth Farbman of Vintage Filings, LLC agreed to provide us with consulting services to help us manage our filings with the Commission through the EDGAR (Electronic Data Gathering and Reporting) filing system. In consideration of their services, we issued to each of Messrs. Stern and Farbman 50,000 shares of our common stock and warrants to purchase shares of our common stock at a price of $0.25 per share.

(3) Pursuant to a Business Consulting Agreement dated May 15, 2003, Howard Ash agreed to provide us marketing consultation services. In consideration for his services, we issued to Mr. Ash 500,000 shares of our common stock and options to purchase 500,000 shares of our common stock at a price of $0.50 per share. Mr. Ash's agreement had an original term of six months and was renewed for two additional three-month periods.

(4) Pursuant to a Business Consulting Agreement dated August 1, 2003, Louis Weiner agreed to provide us marketing consultation services. In consideration for his services, we issued to Mr. Weiner options to purchase 500,000 shares of our common stock at a price of $0.50 per share. Such agreement has a one-year term.

(5) Pursuant to a Business Consulting Agreement dated December 15, 2003, Howard Edrich agreed to provide us marketing consultation services. In consideration for his services, we issued to Mr. Edrich 300,000 shares of our common stock and options to purchase 250,000 shares of our common stock at a price of $0.25 per share.

(6) In January 2004, our board of directors approved a one-year executive compensation arrangement with Edward T. Whelan, our Chief Executive Officer, pursuant to which we will issue Mr. Whelan restricted shares of our common stock in consideration for his services as Chief Executive Officer. Under the terms of the arrangement, we will issue in respect of each month during 2004 a number of shares determined by dividing $12,000 by the product of 80% and the average low price for our common stock during such month. We will also issue to Mr. Whelan five-year options to purchase an equivalent number of shares of our common stock at a price of
      0.25 per share. Such amounts cannot be reasonably determined at this time and, thus, no such amounts are reflected in the table above. As of June 18, 2004, an aggregate of 247,560 shares of our common stock and options to purchase an aggregate of 247,560 shares of our common stock were issued to Mr. Whelan under his executive compensation arrangement.

(7) The total amount does not include the shares issuable to Mr. Whelan described in footnote 6 above.

               MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATIONS

GENERAL

Certain statements in this discussion and analysis constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words "believe", "expect", "anticipate", "intend" and "plan" and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. Because our common stock is considered a "penny stock," as defined by the regulations of the Securities and Exchange Commission, the safe harbor for forward-looking statements does not apply to statements by our company.

      The following discussion and analysis of the financial condition and results of operations should be read in conjunction with our financial statements and notes appearing elsewhere in this Prospectus. This discussion and analysis contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under the caption "Risk Factors" beginning on page 3 of this Prospectus.

      Any forward-looking statements herein speak only as of the date hereof. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

RESULTS OF OPERATIONS -- THREE MONTHS ENDED MARCH 31, 2004 COMPARED TO THREE
                         MONTHS ENDED MARCH 31, 2003

      Revenues. Total revenue for the three months ended March 31, 2004 of $2,134,976 reflected a increase of $376,013, or approximately 21.4%, compared to total revenue of $1,758,963 for the three months ended March 31, 2003. Our revenues are derived in either one of two ways. In the majority of instances, we purchase products from manufacturers and suppliers for resale to the commissaries we service. In such cases, we resell the manufacturer's or supplier's products to the commissaries at generally the same prices we pay for such products, which prices generally are negotiated between the manufacturer or supplier and the Defense Commissary Agency ("DeCA"). Revenue is recognized as the gross sales amount received by us from such sales ("resale revenues"), which includes (i) the purchase price paid by the commissary plus (ii) a negotiated storage and delivery fee paid by the manufacturer or supplier. In the remaining instances, we act as an agent for the manufacturer or supplier of the products we sell, and earn a commission paid by the manufacturer or supplier, generally in an amount equal to a percentage of the manufacturer's or supplier's gross sales amount ("commission revenues"). In such cases, revenue is recognized as the commission we receive on the gross sales amount. The increase in our total revenues was primarily due to the addition of the frozen chicken line of Tyson Foods, Inc. in December 2003, a line of health and beauty aids manufactured by Alberto Culver, Inc. in January 2004 and a frozen vegetable line produced by VIP Sales Company Inc. in January 2004, all of which we sell to commissaries on a resale basis.

      Resale revenue for the three months ended March 31, 2004 of $1,961,544 reflected an increase of $348,947, or approximately 21.6%, compared to resale revenue of $1,612,597 for the three months ended March 31, 2003. For the three months ended March 31, 2004, approximately 50.8% of our gross profit was derived from sales involving resale revenue compared to approximately 40.7% for the three months ended March 31, 2003. These increases were attributable primarily to addition of the suppliers discussed above. We cannot be certain as to whether this trend will continue. However, in the long term, we are seeking to increase the ratio of our sales of products sold on a resale basis, rather than a commission basis, because we believe we can increase our profitability on such sales by taking advantage of payment discounts frequently offered by the manufacturers and suppliers of such products. Provided we can generate sufficient cash from operations or financing activities, we intend to do so by seeking to add new products that we can offer to commissaries on a resale basis from our existing manufactures and suppliers and from others with whom we do not currently have a working relationship.

      Commission revenues for the three months ended March 31, 2004 of $173,432 reflected an increase of $27,066, or approximately 18.5%, compared to commission revenues of $146,366 for the three months ended March 31, 2003. For the three months ended March 31, 2004, approximately 49.2% of our gross profit was derived from sales involving commission revenues as compared to approximately 59.3% for the three months ended March 31, 2003. The increase in commission revenues was attributable primarily to a change in our supplier of fresh chicken products in the third quarter of 2003 from Tyson Foods, Inc., whose products we sold on a resale basis, to ConAgra Foods, Inc., whose products we sell on a commission basis.

      Management believes our long-term success will be dependent in large part on our ability to add additional product offerings to enable us to increase our sales and revenues. However, we believe our ability to add additional product offerings is dependent on our ability to obtain additional capital to fund new business development and increased sales and marketing efforts. We are currently in discussions with a number of other manufacturers and suppliers in an effort to reach an agreement under which we can distribute their products to the military market. While there can be no assurance that we will do so, we believe we will be successful in negotiating agreements with a number of such suppliers and manufacturers.

      To date, all of our sales revenue has been generated from customers located in the United States.

      Cost of Goods Sold. Cost of goods sold consists of our cost to acquire products from manufacturers and suppliers for resale to commissaries. In instances when we sell products on a commission basis, there is no cost of goods sold because we act as an agent for the manufacturer or supplier and earn only a commission on such sales. During the three months ended March 31, 2004, cost of goods sold increased by $270,235, or approximately 17.9%, to $1,782,561 from $1,512,326 for the three months ended March 31, 2003. This increase was attributable primarily to increased sales of products that we sold on a resale basis as discussed above. We cannot be certain as to whether or not this trend will continue; however, in the long term we are seeking to increase the ratio of our sales on a resale basis, as discussed above.

      Gross Profit. Gross profit for the three months ended March 31, 2004 increased by $105,778, or approximately 42.9%, compared to the three months ended March 31, 2003, from $246,637 for the three months ended March 31, 2003 to $352,415 for the three months ended March 31, 2004. This increase was attributable primarily to slightly higher storage and delivery fees that we began charging to new customers in December 2003.

      Operating Expenses. Total operating expenses aggregated $811,120 for the three months ended March 31, 2004 as compared to $611,947 for the three months ended March 31, 2003, representing an increase of $199,173, or approximately 32.5%. The increase in total operating expenses was attributable primarily to an increase of $204,458 in stock-based compensation expense resulting primarily from the issuance of shares of our common stock and options to purchase shares of our common stock to our consultants. In addition, salary and payroll taxes increased by $45,651 resulting primarily from the addition of new employees.

      Interest Expense. Interest expense of $57,107 for the three months ended March 31, 2004 reflected a decrease of $78,278 as compared to interest expense of $135,385 for the three months ended March 31, 2003. The decrease in interest expense was attributable primarily to decreased interest expense resulting from the recognition of the beneficial conversion feature (the right to convert debt into shares of our common stock at a discount to the fair market value of our common stock) of convertible promissory notes. We issued $50,000 aggregate principal amount of convertible promissory notes in the three months ended March 31, 2003, but did not issue any convertible notes in the three months ended March 31, 2004.

      Net Loss. Primarily as a result of the increased operating expenses discussed above, we incurred a net loss of $515,812 for the three months ended March 31, 2004 as compared to a net loss of $500,695 for the three months ended March 31, 2003.


RESULTS OF OPERATIONS - YEAR ENDED DECEMBER 31, 2003 COMPARED TO YEAR ENDED DECEMBER 31, 2002

      Revenues. Total revenue for the year ended December 31, 2003 of $6,049,445 reflected a decrease of $310,358, or approximately 4.9%, compared to total revenue of $6,359,803 for the year ended December 31, 2002. The decrease in our total revenues was primarily due to the following factors: (i) a short-term cash shortage during the first and second quarters of 2003, which prevented us from adding new products on a resale basis due the significant cash expenditure required, (ii) a change in our supplier of fresh chicken products in the third quarter of 2003 from Tyson Foods, Inc., whose products we sold on a resale basis, to ConAgra Foods, Inc., whose products we sell on a commission basis, and
(iii) to a lesser extent, to lower sales to the commissary located at Ft. Carson, Colorado caused by the overseas deployment of military personnel stationed at Ft. Carson, which has historically been our largest customer.

      Resale revenue for the year ended December 31, 2003 of $5,585,340 reflected a decrease of $430,066 , or approximately 7.1%, compared to resale revenue of $6,015,406 for the year ended December 31, 2002. For the year ended December 31, 2003, approximately 33.7% of our gross profit was derived from sales involving resale revenue compared to approximately 61.2% for the year ended December 31, 2002. These decreases were attributable primarily to the short-term cash shortage, change in our supplier of fresh chicken products and the military deployment as discussed above.

      Commission revenues for the year ended December 31, 2003 of $464,105 reflected an increase of $119,708, or approximately 34.8%, compared to commission revenues of $344,397 for the year ended December 31, 2002. For the year ended December 31, 2003, approximately 66.3% of our gross profit was derived from sales involving commission revenues as compared to approximately 38.8% for the year ended December 31, 2002. These increases were attributable primarily to the change in our supplier of fresh chicken products discussed above and the addition of the new products we began supplying to commissaries on a commission basis due to our short-term cash shortage discussed above.

      To date, all of our sales revenue has been generated from customers located in the United States.

      Cost of Goods Sold. Cost of goods sold consists of our cost to acquire products from manufacturers and suppliers for resale to commissaries. In instances when we sell products on a commission basis, there is no cost of goods sold because we act as an agent for the manufacturer or supplier and earn only a commission on such sales. During the year ended December 31, 2003, cost of goods sold decreased by $122,072, or approximately 2.2%, to $5,349,774 from $5,471,846 for the year ended December 31, 2002. This decrease was attributable primarily to decreased sales of products that we sold on a resale basis as discussed above.

      Gross Profit. Gross profit for the year ended December 31, 2003 decreased by $188,286, or approximately 21.2%, compared to the year ended December 31, 2002, from $887,957 for the year ended December 31, 2002 to $699,671 for the year ended December 31, 2003. This decrease was attributable primarily to a decrease in sales on a resale basis, which offset the increase in sales on a commission basis

      Operating Expenses. Total operating expenses aggregated $3,033,154 for the year ended December 31, 2003 as compared to $2,703,864 for the year ended December 31, 2002, representing an increase of $329,290, or approximately 12.2%. The increase in total operating expenses was attributable primarily to increased stock-based compensation expense of $531,739 resulting primarily from the issuance of shares of our common stock and options to purchase shares of our common stock to our consultants and to holders of our convertible notes in consideration of their willingness to extend the maturity dates of such notes. In addition, salary and payroll taxes increased by $29,990 resulting primarily from the addition of new employees.

      Interest Expense. Interest expense of $298,266 for the year ended December 31, 2003 reflected a decrease of $178,793 as compared to interest expense of $477,059 for the year ended December 31, 2002. The decrease in interest expense was attributable primarily to decreased interest expense resulting from the recognition of the beneficial conversion feature (the right to convert debt into shares of our common stock at a discount to the fair market value of our common stock) of $110,000 aggregate principal amount of convertible promissory notes issued in the year ended December 31, 2003, as compared to $370,000 aggregate principal amount of convertible promissory notes issued in the year ended December 31, 2002.

      Net Loss. Primarily as a result of decreased revenues and increased operating expenses discussed above, we incurred a net loss of $2,631,749 for the year ended December 31, 2003 as compared to a net loss of $2,319,221 for the year ended December 31, 2002.

LIQUIDITY AND CAPITAL RESOURCES

      At March 31, 2004, we had a cash balance of approximately $113,889. Since 2001, we have funded our operations primarily from borrowings of approximately $850,000 through the issuance of demand notes and convertible notes bearing interest at either 8% or 9% per annum and having original maturity dates of three to five months following the date of issuance of such convertible notes. At March 31, 2004, none of such demand notes was outstanding and $605,000 aggregate principal amount of convertible notes were outstanding, of which $520,000 aggregate principal amount mature on or about June 3, 2006 and $85,000 aggregate principal amount have matured but have not yet been paid. Such convertible notes require us to register under the Securities Act of 1933 the shares our common stock issuable upon conversion of such convertible notes. The terms of our convertible notes provide generally that the holders may convert, at any time and from time to time, all or a portion of the outstanding balance under each convertible note into a number of shares (subject to certain anti-dilution adjustments) of our common stock that will allow the noteholder to receive common stock having a market value equal to 150% of the converted balance of the note. To achieve this result, the conversion price of such notes has been initially set at $0.25; provided, that the closing price per share of our common stock as reported on the OTC Bulletin Board on the date of conversion is at least $0.375 per share. If such closing price is less than $0.375 per share, the conversion price shall be proportionately reduced, but in no event to a conversion price that is less than $0.25 per share, to permit the noteholder to receive the number of shares discussed above.


      Our current cash levels, together with the cash flows we generate from operating activities, are not sufficient to enable us to execute our business strategy. As a result, we intend to seek additional capital through the sale of 10,000,000 shares of our common stock in this offering. In the interim, we intend to fund our operations based on our cash position and the near term cash flow generated from operations, as well as additional borrowings and the sale of unregistered shares of our common stock in private placements to accredited investors. In the three months ended March 31, 2004, we sold and issued shares of our common stock to accredited investors for aggregate gross proceeds of $547,500. Such proceeds were used for the repayment of current liabilities and for working capital purposes.

      In the event we are able to generate sales proceeds of at least $750,000 (4,000,000 shares) in this offering, we believe that the net proceeds of such sale, together with anticipated revenues from sales of our products, will satisfy our capital requirements for at least the next 12 months. However, we would require additional capital to realize our strategic plan to expand distribution capabilities and product offerings. These conditions raise substantial doubt about our ability to continue as a going concern. Our actual financial results may differ materially from the stated plan of operations. Our independent auditors have indicated in its report on our 2003 financial statements that our recurring losses from operations and our difficulties in generating sufficient cash flow to meet our obligations and sustain our operations raise substantial doubt about our ability to continue as a going concern. Such qualification may hinder our ability to raise or obtain the capital we require or have an adverse impact on the terms upon which we are able to attract or obtain such capital. In addition, such qualification may adversely impact our ability to attract and maintain new customer accounts.

      Assuming that we receive net proceeds of at least $750,000 (4,000,000 shares) from this offering (of which there can be no assurance), we expect capital expenditures to be approximately $100,000 during the next 12 months, primarily for the acquisition of an inventory control system and a web-based marketing software program. It is expected that our principal uses of cash during that period will be to provide working capital, to finance capital expenditures, to repay indebtedness and for other general corporate purposes, including sales and marketing and new business development. The amount of spending for any particular purpose is dependent upon the total cash available to us and the success of our public offering of common stock.

      At March 31, 2004, we had liquid assets of $1,094,291, consisting of cash and accounts receivable derived from operations, and other current assets of $710,039, consisting primarily of inventory of products for sale and/or distribution and prepaid expenses. Long term assets of $214,640 consisted primarily of warehouse equipment used in operations and the long-term portion of prepaid interest.


      Current liabilities of $2,828,396 at March 31, 2004 consisted primarily of $2,559,905 of accounts payable and accrued expenses, including related party amounts.

      Our working capital deficit was $1,024,066 as of March 31, 2004 for the reasons described above.

      During the three months ended March 31, 2004, we used cash of $340,399 in operating activities, primarily as a result of the net loss we incurred during this period.

      During the three months ended March 31, 2004, we used net cash of $7,332 in investing activities, all of which was used for capital expenditures.

      Financing activities, consisting primarily of proceeds from the sale and issuance of shares of our common stock, provided net cash of $458,758 during the three months ended March 31, 2004.

OFF BALANCE SHEET ARRANGEMENTS

      At March 31, 2004, we had no off-balance sheet arrangements that had or were reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to our stockholders.

                                    BUSINESS

OVERVIEW

      We are a regional distributor of grocery and household items specializing in distribution to the military market. We distribute a wide variety of items, including fresh and frozen meat and poultry, seafood, frozen foods, canned and dry goods, beverages, dairy products, paper goods and cleaning and other supplies. Our operations are currently directed to servicing the commissary at each of six military installations located in Colorado, Wyoming and South Dakota, including the Air Force Academy located in Colorado Springs, Colorado. We are approved by the Department of Defense to contract with military commissaries and exchanges.

      Military commissaries are large supermarket-type stores operated by the United States Defense Commissary Agency ("DeCA") to provide grocery items for sale to authorized patrons at the lowest practicable prices in facilities designed and operated under standards similar to those in commercial food stores. As of April 30, 2004, there were 275 commissaries worldwide, of which 171 were located in the continental United States and 104 were located overseas. Commissaries are authorized by law to sell goods only to authorized patrons, which include the approximately 1.4 million active duty U.S. military personnel, their dependents and certain authorized reservists and retirees. As of April 30, 2004, the number of authorized commissary patrons totaled approximately 12.4 million individuals. Annual worldwide commissary sales totaled more than $5 billion in DeCA's 2003 fiscal year, which ended on September 30, 2003.

      The categories and varieties of merchandise that may be sold in a commissary are strictly regulated by DeCA, as is the cost at which items may be purchased for resale. Under DeCA regulations, all items sold through the commissary system must be sold at cost. The military commissary system is generally self-funded and receives an annual appropriation from Congress primarily to pay the salaries of those who work for the commissaries. Store operations are funded by a 5% surcharge (not a tax) levied on the total amount of the customers' purchases. The surcharge pays for new commissary construction and renovation, new equipment and maintenance, paper bags, shopping carts and other operating costs. In selling products at cost, commissaries are considered an integral part of the military's pay and compensation package.

      The military exchange system consists of nearly two dozen separate business enterprises, including main exchange stores, convenience stores, package stores, food operations, gas stations, movie theaters and others, operated by the various military services for the benefit of military personnel and other qualified patrons. As of April 30, 2004, there were 541 "main exchanges" worldwide, and approximately 20,000 other exchange service-operated facilities. Annual sales from the exchange systems' worldwide business operations totaled approximately $10.9 billion in the exchange system's fiscal year ended September 30, 2003. In October 2003, we began selling a limited number of products to stores in the military exchange system that are located on three of the military bases that we currently service.

STRATEGIC PLAN

      Our strategy is to establish our company as a leading provider of goods to the military market. To accomplish this, our management intends to execute the following:

      Expand Distribution Capabilities. We currently direct our focus to the distribution of products to commissaries located in the Midwest Region of the United States, which represents only one of the four DeCA regions. We do not currently sell to commissaries located overseas or to military exchanges. An important part of our strategic plan is to expand our distribution capabilities, both in the domestic and overseas markets, by acquiring or contracting with distributors, as opportunities permit.

      Expand Product Offerings. Industry data indicate that the average number of items stocked by the typical civilian supermarket is approximately 25,000 as compared to approximately 13,000 for a commissary. We believe the discrepancy results primarily from the reluctance of certain large manufacturers and many medium and small manufacturers to undertake the administrative burden of obtaining DeCA's approval of products to be sold to commissaries. Under Federal procurement rules, a manufacturer may represent itself or retain a third-party representative on an exclusive basis to negotiate, supply, invoice and otherwise manage its products within the DeCA system. We believe there are many additional manufacturers with products that would meet the DeCA procurement standards and are desirous of selling to the military but that are unable or unwilling to commit the personnel and other resources necessary to comply with the DeCA procurement regulations and procedures required to enable them to sell their products to military commissaries. We intend to continue marketing to manufacturers, suppliers and brokers in an effort to establish new relationships that will allow us to increase the amount and types of products we offer.


      Growth Through Acquisitions. We intend to pursue an acquisition program to increase the number of our offered products, strengthen our ability to sell to the military exchange and commissary systems, and broaden our geographic reach to sell and distribute products in domestic and overseas regions that we do not currently service. We believe the industry in which we operate is highly fragmented, consisting primarily of small local brokers and distributors that limit their operations to a narrow range of offered products or distribute products only to commissaries or exchanges in selected regions. In view of the current state of the industry and the trend to centralize the management of the commissary system and enhance its cost-effectiveness, we believe significant opportunities are available to a business that can consolidate the capabilities and resources of a number of existing brokers and distributors in the military consumer goods market, including the cost savings that are inherent in a vertically integrated business. We intend to implement our acquisition program if we are able to increase our working capital through the sale of at least 7,500,000 shares of our common stock in this offering or can otherwise arrange acquisition financing for a specific acquisition transaction. Once implemented, the rate at which we seek to acquire additional complementary business and the size of any such acquisitions will depend, to a significant degree, on our working capital position or the aggregate amount of acquisition financing available to us, including net proceeds from this offering.

      Acquiring additional broker or distribution businesses will require additional capital and may have a significant impact on our financial position. We currently intend to finance future acquisitions by using our common stock for all or a portion of the consideration to be paid or through acquisition specific debt financing. In the event our common stock does not maintain sufficient value, or potential acquisition candidates are unwilling to accept our common stock as consideration for the sale of their businesses, we may be required to utilize more of our cash resources, if available, in order to continue our acquisition program. If we do not have sufficient cash resources, our growth could be limited unless we are able to obtain capital through the issuance of additional debt or the issuance of one or more series or classes of our equity securities, which could have a dilutive effect on our then-outstanding capital stock. We do not currently have a line of credit or other lending arrangement with a lending financial institution, and there can be no assurance that we will be able to obtain such an arrangement on terms we find acceptable or sufficient for our needs, if at all, should we determine to do so. Acquisitions could result in the accumulation of substantial goodwill and intangible assets, which may result in substantial amortization charges that could reduce our reported earnings.

      Although we intend to perform a detailed investigation of each business that we acquire, there may nevertheless be liabilities that we fail or are unable to discover, including liabilities arising from non-compliance with environmental laws by prior owners, and for which we, as a successor owner, may be responsible. We will seek to minimize the impact of these liabilities by obtaining indemnities and warranties from the seller that may be supported by deferring payment of a portion of the purchase price. However, these indemnities and warranties, if obtained, may not fully cover the liabilities due to their limited scope, amount or duration, the financial limitations of the indemnitor or warrantor, or other reasons. At this time there are no pending or planned acquisitions.

      Improve Management Information Systems. We are committed to improving our management information systems to enable management to more efficiently track sales and product shipments. To help make such improvements, we are seeking to purchase and implement an inventory control system and a web-based sales program. We believe that, upon completion of these projects, we will have achieved significant progress in creating an improved infrastructure capable of supporting expanded product offerings. In the event we sell at least 2,500,000 shares of our common stock in this offering, we will use a portion of the net proceeds to purchase and implement an inventory control system.

      Our current cash levels, together with the cash flows we generate from operating activities, are not sufficient to enable us to execute our business strategy as described above. In the event we sell only a nominal amount of shares offered hereby (2,500,000), we intend to use such proceeds to purchase and implement an inventory control system and to continue to seek to expand our product offerings to the extent we have sufficient working capital to finance additional accounts receivable and purchase inventory. However, with only limited net proceeds from this offering, it is unlikely that we will be able to expand our distribution capabilities in any meaningful manner, and we may be unable to implement our proposed acquisition program.

PURCHASING AND SUPPLY

      At December 31, 2003, we distributed an aggregate of over 4,125 Stock Keeping Units (SKUs) that we acquired from approximately 100 manufacturers or suppliers. Products distributed include fresh and frozen meat and poultry, seafood, frozen foods, canned and dry goods, beverages, dairy products, paper goods and cleaning and other supplies. In 2003, we distributed an aggregate of approximately 405 SKUs supplied by Tyson Foods, Inc. and S&K Sales, Inc., our two largest suppliers, and approximately 37% of our aggregate revenues was derived from the sale of products manufactured or supplied by such suppliers.

      Our agreements with our principal suppliers generally provide that we will act as their exclusive agent for the distribution of their products to specific military commissaries. Pursuant to our agreement with Tyson Foods, Inc., we purchase products for resale to commissaries. Under our agreement with S&K Sales, Inc., a food broker, we sell and distribute products on a commission basis to the six commissaries we service. Our agreement with Tyson Foods, Inc. have a one-year term and automatically renew for successive one-year periods. Our agreement with S&K Sales, Inc. has no defined term and is cancelable by either party upon 30 days' written notice.

      The majority of our revenues are derived from products that we purchase outright from manufacturers and resell to commissaries. In this arrangement, the manufacturer maintains an account with DeCA through the Electronic Data Interchange ("EDI") system. Generally, the manufacturer also selects the broker or brokers to merchandise the products and is actively involved in the sale of its products to commissaries/exchanges and the interaction between the commissaries/exchanges, the brokers and the distributors. Payment for products are remitted by DeCA to the manufacturer within seven days after the end of each roll-up period with respect to meats, 10 days with respect to dairy products and 23 days with respect to most other products.

      For the year ended December 31, 2003 and the quarter ended March 31, 2004, approximately 66.3% and 49.2%, respectively, of our gross profit was derived from the sale of products acquired on a consignment basis. In a consignment sale, the manufacturer is involved in all facets of the transaction. It appoints and monitors brokers, maintains the account with DeCA, receives payment from DeCA and pays us a fee based on a percentage of the purchase price paid by DeCA.

      For the year ended December 31, 2003 and the quarter ended March 31, 2004, approximately 33.7% and 50.8%, respectively, of our gross profit was derived from the purchase and sale of products in which we acted as principal and interacted directly with DeCA. In such instances, we purchase the products from manufacturers and resell such products to commissaries at negotiated prices. The manufacturer maintains an account with DeCA and receives payments directly from DeCA. We receive from the manufacturer the purchase price paid by the commissary plus a negotiated storage and delivery fee.


      We believe all of our suppliers have sufficient resources to continue supplying the products we distribute and do not foresee any shortage of product availability from any of our suppliers.

MARKETING AND CUSTOMER SERVICE

      Our senior management is involved in maintaining relationships with key customers and securing new accounts. We also maintain good relationships with brokers, which have been an effective source of new products. We believe that our ability to consistently provide a high level of service makes us desirable to brokers who want to ensure on-time delivery of the products they represent. We rigorously monitor the quality of our service. Our personnel frequently visit the commissaries that we serve and we are in constant communication with commissaries in order to ensure on-time order fulfillment.

OPERATIONS AND DISTRIBUTION

      Our operations can generally be categorized into two business processes:
(i) product replenishment and (ii) order fulfillment. Product replenishment involves the management of logistics from the vendor location through the delivery of products to our distribution center. Order fulfillment involves all activities from order placement through delivery to the commissary location. We determine the quantities in which such products will be ordered from manufacturers. Order quantities for each product are systematically determined by us. Given our experience in managing our product flow, losses due to shrinkage, damage and product obsolescence represented less than 1/3 of 1% of 2003 net sales.

      We work closely with the commissaries in order to optimize transportation from vendor locations to the distribution center. By utilizing our own trucks and our expertise in managing transportation, we can ensure on-time delivery of products on a cost-effective basis. We believe that we realize significant cost savings by the consolidation of products from more than one vendor or for use by more than one commissary. We also utilize a number of third party carriers to provide in-bound transportation services. None of these carriers is material to our operations.

      We currently warehouse approximately 4,125 SKUs for distribution to commissaries. Products are inspected at our distribution center upon receipt and stored in racks. Our distribution center includes approximately 28,746 square feet of dry storage space, 3,000 square feet of frozen storage space, and 2,000 square feet of refrigerated storage space, as well as offices for operating, sales and customer service personnel and a management information system.

      We place a significant emphasis on providing a high service level in order fulfillment. We believe that by providing a high level of service and reliability, we reduce our costs by reducing the number of reorders and redeliveries. Each commissary places product orders based on recent usage, estimated sales and existing inventories. We have developed pre-established routes and pre-arranged delivery times with each customer. Product orders are placed with us six times a week either through our customer service representative or through electronic transmission using the EDI system. Approximately 90% of our orders are received electronically. Orders are generally placed on a designated day in order to coordinate with our pre-established delivery schedules. Processing and dispatch of each order is generally completed within seven hours of receipt and our standards require each order to be delivered to the customer within one hour of a pre-arranged delivery time.

      Products are picked and labeled at each distribution center. The products are placed on pallets for loading of outbound trailers. Delivery routes are scheduled to both fully utilize the trailers' load capacity and minimize the number of miles driven. In 2003, we transported approximately 5,800 tons of product and our trucks traveled in excess of 145,000 miles.

THE MILITARY MARKET

      General. The United States military market is composed of three main groups: the active members of the four branches of the United States military -- Army, Navy, Air Force and Marines; military retirees; and members of the military reserve. Including disabled veterans, overseas civil service personnel and dependents of all of these groups, and patrons of military commissaries and exchanges number over 12 million.

      According to DeCA trade publications, active duty personnel generally are well-educated, well paid and sophisticated. They enjoy a high standard of living with excellent benefits, and, therefore, constitute an excellent market for a variety of goods and services. Military retirees consist of military personnel who retire after 20 years or more of service with full commissary and exchange privileges. Military retirees generally are younger than civilian retirees and tend to engage in second careers after retirement. As a result, they generally are affluent, and like active duty personnel, provide an excellent market for goods and services offered by commissaries and exchanges. Within the last several years, reservists were granted full commissary and exchange benefits while on active duty. Reservists for the most part mirror a cross-section of the general United States population. Generally, they do not shop at commissaries and exchanges as often as members of the other military groups, but tend to buy larger quantities at each trip.

      The United States has streamlined its Armed Forces in the post-Cold War era. Despite these reductions, the United States military resale market continues to remain strong. In the fiscal year ended September 30, 2003, total annual worldwide commissary and exchange sales were approximately $16 billion, with more than $11 billion of these sales in the United States. Since 1945, there has been a major military build-down following each of World War II, the Korean War and the Vietnam war. The military market for consumer goods continued to prosper through each one. The post-Cold War reduction in manpower has not been as severe as previous reductions, and largely has been achieved by early retirement, and the curtailment of inductees. Retirees have earned and retained the privilege to shop in commissaries and exchanges, and Congress has elected to extend the shopping privilege to those forced out prior to retirement.

      The Commissary System. Military commissaries are the supermarkets of the military. The stated mission of the commissary system is to provide grocery items for sale to authorized patrons at the lowest possible prices in facilities designed and operated like private-sector supermarkets. The assortment of brands of merchandise, however, is limited to those that meet the reasonable demands of commissary patrons, and commissaries currently are prohibited by law from carrying certain merchandise, including beer and wine and automotive supplies. Commissaries primarily stock and generally sell leading name brands and do not offer private label or unknown brands. In the case of many remote military bases, the commissary is the only source of groceries for military personnel.

      Commissaries sell their products at prices equal to cost plus a one percent fee to cover shrinkage plus a five percent surcharge. The only promotional fee that commissaries can accept is a direct reduction in price. Commissaries are prohibited from accepting other promotional items offered to private-sector stores, such as slotting allowances, display allowances or volume rebates. The commissary system receives an annual appropriation from Congress that pays for the salaries of commissary personnel and for the purchase of consumer goods for resale. Store operations otherwise are funded from the five percent surcharge on purchases. Proceeds from the surcharge also pay for new commissary construction, renovation, new equipment and maintenance, shopping bags, shopping carts and various other items. Overseas commissaries also receive Federal funds for transportation and utility costs. Through payment of the surcharge, the patrons of the commissaries essentially have created a worldwide military shoppers' cooperative.

      The benefit provided by commissaries is an integral part of the military's pay and compensation package. Recent re-enlistment surveys show that commissaries rank second in importance only to the medical/dental benefit. Commissaries are among the only benefits aimed exclusively at the military family. As commissaries are prohibited by law from selling any product below cost, certain items (those used as loss leaders by private-sector stores) may be priced lower at private sector stores. Nevertheless, the annual savings amounts to up to 30%. It has been estimated that the commissary system results in approximately $2 billion of annual savings for its patrons. As a result, based upon the annual Congressional appropriation of approximately $1 billion available to DeCA, the commissary system provides one of the few government benefits that delivers more than two dollars in direct benefit to the beneficiary for every dollar spent by the taxpayer.

      As of April 30, 2004, there were a total of 275 commissaries worldwide, of which 171 were located in the continental United States. At such date, the average gross square footage of these commissaries was approximately 22,300, and the average weekly sales per square foot of selling space, a commonly used measure of efficiency of retail operations, was approximately thirty percent more than that of commercial supermarkets. In DeCA's fiscal year ended September 30, 2003, total annual worldwide commissary sales were more than $5 billion, with more than $4 billion of these sales in the United States.

      The table below shows the dollar volume of DeCA commissary sales over the three fiscal years ended September 30, 2003, as reported by the American Logistics Association.

                        FISCAL YEAR      WORLDWIDE STORE SALES ($000S)
                        -----------      -----------------------------
                           2003                $5,039,259
                           2002                $4,963,120
                           2001                $5,038,832


      Total annual worldwide commissary sales through the first five months of DeCA's 2004 fiscal year were $2.2 billion as compared to $1.7 billion for same period in DeCA's 2003 fiscal year, reflecting an increase of $0.5 billion, or approximately 29.4%.

      In recent years, DeCA has implemented a store modernization program. We believe DeCA's efforts to modernize facilities and merchandising and provide easy access, shorter lines and more convenient hours at commissaries will all contribute to increased sales volume in the commissary system.

      The Exchange System. The military exchange system consists of nearly two dozen separate "businesses," including main exchange stores (department stores), convenience stores, package stores, food operations, gas stations, movie theaters, and others. The exchange system is a vast, logistically complex worldwide operation. Like the commissary system, the stated purpose of the exchange system is to improve the quality of life of military personnel and their families.

      The exchange system is a "non-appropriated fund" government activity, and, therefore, does not receive taxpayer subsidies. It is self-sustaining and operates at a profit generated by patron purchases. After expenses, all exchange earnings are returned to patrons in the form of new and improved exchanges and dividends paid to the sponsoring service's morale, welfare and recreation ("MWR") funds. Appropriations by Congress only fund the cost of transporting goods from the United States to overseas military exchanges. All other costs and expenses, including building and operating costs, such as employees' salaries, are paid from exchange revenues. Unlike the commissary system, which is managed by one central governmental authority, each military service manages its own exchange program. These include the Army and Air Force Exchange Service (a joint military command), the Navy Exchange Service Command, the Marine Corps Exchange, the Coast Guard Exchange System and the Department of Veterans Affairs.

      Military exchanges consistently are ranked by military personnel among the top benefits provided to the military community. As is the case with commissaries, exchanges are prohibited from pricing products below cost; therefore, certain items offered as "loss leaders" in private-sector stores may be priced below prices offered by exchanges. Notwithstanding this constraint, exchanges typically provide their customers with savings ranging from 20% to 25% compared to civilian mass-merchandisers and department stores.

      At April 2004, there were 541 "main exchanges" worldwide and approximately 20,000 exchange service-operated facilities. In the 12 months ended September 30, 2003, total annual worldwide exchange sales were approximately $10.9 billion, with more than $7 billion of these sales in the United States. In October 2003, we began selling a limited number of products to stores in the military exchange system that are located on three of the military bases that we currently service.

      The Defense Commissary Agency. DeCA, which is headquartered in Fort Lee, Virginia, was formed in October 1991 in an effort to consolidate the commissary system of each branch of the military into one efficient unit. Its stated mission is to ensure the commissary system provides United States military personnel and their families with needed groceries at the lowest possible price. DeCA's mission is recognized by many as essential to the military preparedness of the United States by assisting to maintain the morale, readiness and effectiveness of active duty troops, and by encouraging reenlistment of highly trained quality personnel.

      DeCA is part of the Department of Defense ("DoD") under the Assistant Secretary of Defense for Personnel and Readiness. It manages the total resources of all DoD commissaries worldwide, including personnel, facilities, supplies, equipment and funds. DeCA commands and centrally manages the commissary system through four commissary regions. Three regions are located in the continental United States and one in Europe. Daily operational support to the agency's regions, zone managers, commissaries and associated facilities is provided by an Operations Support Center located in Fort Lee, Virginia (the "OSC"), which is responsible for acquisitions, financial management, information technology/electronic commerce management, inventory management, food safety, marketing and transportation. All suppliers of goods to the commissary system are required to interface with the Marketing Business Unit (the "MBU") of the OSC, which combines several disciplines, such as operations, acquisition management and information management. The MBU is responsible for DeCA's electronic data interchange system, the preparation and administration of the resale ordering agreement used with suppliers, merchandising and marketing, and maintenance of the catalog master file, the list of products authorized to be carried by commissaries.

      The great majority of the DeCA buying and merchandising decisions for the four DeCA regions are handled at DeCA's headquarters in Fort Lee, Virginia. Each region has its own Region Stock List ("RSL"). Within each RSL is a "Key Item List," which is a list of items that each store within that region should carry. Suppliers of brand name products must sell their products to the regional buyers to have their products included on that region's RSL. Once a product is listed on an RSL, it is the responsibility of the individual supplier to ensure that the product gets on the shelf. Many suppliers employ brokers, like us who function as sales representatives and provide a liaison with DeCA. Brokers also serve to promote the suppliers' products and ensure that the products are properly displayed and stocked on the shelf. Suppliers also contract with distributors who warehouse and ship the suppliers' products to the commissaries.

      Any supplier wishing to sell a product in the commissary system must complete and submit a product application to DeCA. DeCA analyzes each proposed product on the basis of price, quality, anticipated demand and other factors. If the proposed product meets DeCA's requirements, it will be assigned a Local Stock Number, a product identification number ("LSN"), and included on one or more RSLs. If the product is unique to the tastes of a particular region or regions, it will be placed on the RSL for those regions only. Depending on the type of product, it may also be included on the Key Item List of one or more regions.

COMPETITION

      The military resale market is a highly competitive market that is served by several large distributors, most notably SuperValu, Inc. and Nash Finch Company, but is otherwise highly fragmented with hundreds of small, privately-held firms operating in the various distribution layers. We face competition from local, regional and national distributors on the basis of price, quality and assortment, schedules and reliability of deliveries and the range and quality of services provided.

Because there are relatively low barriers to entry in the military resale market, we expect competition from a variety of established and emerging companies. Many of our competitors have longer operating histories, substantially greater financial, technical, marketing or other resources, or greater name recognition than we have. Our competitors may be able to respond more quickly than we can to new or emerging technologies and changes in customer requirements. In addition, consolidation in the industry, heightened competition among our vendors, new entrants and trends toward vertical integration could create additional competitive pressures that reduce our margins and adversely affect our business. If we fail to successfully respond to these competitive pressures or to implement our strategies effectively, it could have a material adverse effect on our financial condition and prospects.

EMPLOYEES

      At June 18, 2004, we employed 28 persons on a full-time basis, of which four were management personnel, four were office staff and 20 were warehouse and distribution personnel. None of our employees is a member of a trade union. All of our employees are employed at our corporate offices and distribution center located in Colorado Springs, Colorado.

DEVELOPMENT OF BUSINESS

      MRG-Maryland, a Maryland corporation in which we acquired a 98.2% interest on November 15, 2001 (the "Reverse Acquisition"), was formed in October 1997 by Richard Tanenbaum, one of our directors. Prior to November 15, 2001, we were inactive and had nominal assets and liabilities. As MRG-Maryland was considered the acquirer in such acquisition for financial reporting purposes, our historical financial statements for any period prior to November 15, 2001, as well as the description of our business operations for such periods, are those of MRG-Maryland.


DESCRIPTION OF PROPERTY

      Our corporate headquarters is located at our distribution center in Colorado Springs, Colorado. The lease for our distribution center and corporate headquarters includes approximately 32,748 square feet, of which approximately 1,000 square feet is used for our corporate headquarters. The lease expires in the year 2006. The annual rent for our distribution center is approximately $180,000 per annum, with annual rental increases of approximately $8,000 per year during the term of the lease.

LEGAL PROCEEDINGS


      None.

                                   MANAGEMENT

OFFICERS AND DIRECTORS

      The following table sets forth certain information with respect to each of our officers or directors as of June 18, 2004

NAME                     AGE   POSITION
----                     ---   --------

Edward T. Whelan         53    Chairman of the Board and Chief Executive Officer

Ethan D. Hokit           65    President, Chief Operating Officer, Treasurer and
                               Director

Richard H. Tanenbaum     56    Director and Secretary

Lee Brukman              55    Director


      EDWARD T. WHELAN was a co-founder of MRG-Maryland in October 1997 and served as its Chairman and Chief Executive Officer until the consummation of the Reverse Acquisition in November 2001, at which time he became our Chairman of the Board and Chief Executive Officer. From April 1998 until October 2003, Mr. Whelan also served as the President and a principal stockholder of Xcel Associates, Inc., a company engaged in providing financial consulting to small and medium-sized companies and to high net worth individuals. From 1989 to December 2001, Mr. Whelan also served as President and a principal shareholder of Shannon Investments, Inc., a consulting firm to small and medium-sized companies. From 1968 to 1971, Mr. Whelan attended St. Peters College in Jersey City, New Jersey, where he majored in Economics.

      ETHAN D. HOKIT was a co-founder of MRG-Maryland in October 1997 and served as its President and Chief Operating Officer, and was a director, until the consummation of the Reverse Acquisition in November 2001, at which time he became our President, Chief Operating Officer and Treasurer and one of our directors. From 1983 until February 1998, Mr. Hokit was the President of Front Range Distributors, Inc., a regional distributor of groceries and household goods to the military market serving the five military bases in and around Colorado Springs, Colorado. Mr. Hokit graduated from the University of Oklahoma with a Bachelor of Science degree in Chemistry in 1960 and a Master's Degree in Clinical Chemistry in 1962.

      RICHARD H. TANENBAUM was the general counsel and a director of MRG-Maryland since its inception in October 1997 until the consummation of the Reverse Acquisition in November 2001, at which time he became our general counsel and one of our directors. Since 1984, Mr. Tanenbaum has practiced law in Bethesda, Maryland, with an emphasis on contract negotiations, the purchase and sale of businesses, loan and real estate acquisitions, and related tax matters. Mr. Tanenbaum received his Juris Doctorate degree at Columbia Law School of the Catholic University of America in 1974. He received a Bachelor of Science degree from Bradley University in 1967.


      LEE BRUKMAN became a director of the Company in June 2004. Since 2003, Mr. Brukman has been President, Chief Executive Officer and Chairman of the Board of Data Recovery Continuum, Inc. From 2001 to 2002, Mr. Brukman served as President, Chief Executive Officer and Chairman of the Board of South Bend Renaissance Corporation. Prior to 2001, he served in management positions with various other companies. For the last 33 years, Mr. Brukman has been an investor in real estate and in public and private companies at all stages of development. He has also served as an adjunct professor at Pepperdine University and National University. Mr. Brukman earned a Bachelor of Arts degree from New York University, a Master of Public Administration degree from San Diego
State University, and a Master of Science in Systems Management from the University of Southern California.

TERMS OF OFFICERS AND DIRECTORS

      Our Board of Directors currently consists of three directors. Pursuant to our By-laws, each of our directors serves until the next annual meeting of stockholders or until his or her successor is duly elected or appointed.

      Our executive officers are appointed by the Board of Directors and serve at the pleasure of the Board. There are no family relationships among any of our executive officers or directors.

EXECUTIVE COMPENSATION

      The table below sets forth the compensation earned for services rendered in all capacities for the fiscal years ended December 31, 2001, 2002 and 2003 by our executive officers in their capacities as officers and directors of MRG-Maryland.


---------------------------- -------- ------------------------------------ ----------------------------------------------------
                                      Annual Compensation                  Long-Term Compensation
                                      ------------------------------------ ----------------------------------------------------
                                                                                     Awards                    Payouts
                                                                           --------------------------- ------------------------
                                                                                          Securities
                                                            Other                         Under-
                                                            Annual         Restricted     lying                   All Other
Name and Principal                                          Compen-        Stock          Options/     LTIP       Compen-
Position                     Year     Salary      Bonus     sation         Award(s)       SARs         Payouts    sation
                                      ($)         ($)       ($)            ($)            (#)          ($)        ($)
(a)                          (b)      (c)         (d)       (e)            (f)            (g)          (h)        (i)
---------------------------- -------- ----------- --------- -------------- -------------- ------------ ---------- -------------
Edward T. Whelan, Chairman   2001     -           -         $63,800(1)     -              -            -          -
and Chief Executive Officer  2002     -           -         $109,857 (2)   -              -            -          -
                             2003     -           -         $141,791(3)    -              -            -          -
---------------------------- -------- ----------- --------- -------------- -------------- ------------ ---------- -------------
Ethan D. Hokit,              2001     $60,000     -         -              -              -            -          -
President and Chief          2002     $60,000     -         $9,000(4)      -              -            -          -
Operating Officer            2003     $60,000     -         -              -              -            -          -
---------------------------- -------- ----------- --------- -------------- -------------- ------------ ---------- -------------


---------------

(1) Represents the value of 220,000 shares of common stock valued at $63,800 ($0.29 per share) issued to Mr. Whelan in December 2001 as additional compensation for services rendered in 2001.

(2) Represents the value of 145,000 shares of common stock valued at $29,000 ($0.20 per share) issued to Mr. Whelan in February 2002 for consulting services performed for us during 2001 and the value of an aggregate of 301,113 shares of common stock valued at $80,857 (an average of $0.27 per share) issued to Mr. Whelan in 2002 for consulting services performed for us from January 2002 through June 2002 and as compensation for services rendered as Chief Executive Officer from July 2002 through October 2002.


(3) Represents the value of 934,790 shares of our common stock valued at $141,791 issued to Mr. Whelan as compensation for services rendered as Chief Executive Officer during the fourth quarter of 2002 and during 2003. Shares were issued at the end of each quarterly period and were valued at fair market value as follows: 96,207 shares ($0.16 per share), 109,259 shares ($0.24 per share), 127,273 shares ($0.27), 190,466 shares ($0.13 per share) and 411,585 ($0.10 per share).


(4) Represents the value of 90,000 shares of common stock issued to Mr. Hokit as additional compensation for services rendered in 2001.

      In January 2004, our board of directors approved a one year executive compensation arrangement with Edward T. Whelan, pursuant to which we will issue Mr. Whelan shares of our common stock in consideration for his services as Chief Executive Officer. Under the terms of the arrangement, we will issue in respect of each month during 2004 a number of shares determined by dividing $12,000 by the product of 80% and the average low price for our common stock during such month and options to purchase an equivalent number of shares of our common stock at an exercise price of $0.25 per share.

DIRECTORS' COMPENSATION

      Our directors are reimbursed for expenses incurred in attending meetings of the Board of Directors. Directors generally are not paid any separate fees for serving as directors. However, in December 2001, we issued 200,000 shares of common stock to Richard H. Tanenbaum for services rendered as one of our directors.

EXECUTIVE EMPLOYMENT AGREEMENTS

      We do not have an employment agreement with any of our executive officers.

EQUITY INCENTIVE PLAN

      In December 2001, we adopted the Military Resale Group, Inc. 2001 Equity Incentive Plan (the "Incentive Plan") for the purpose of attracting, retaining and maximizing the performance of executive officers and key employees and consultants. We have reserved 1,500,000 shares of our common stock for issuance under the Incentive Plan. The Incentive Plan has a term of ten years and provides for the grant of "incentive stock options" within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended, non-statutory stock options, stock appreciation rights, restricted stock awards, performance share awards and compensatory share awards. The exercise price for non-statutory stock options may be equal to or more or less than 100 percent of the fair market value of shares of common stock on the date of grant. The exercise price for incentive stock options may not be less than 100 percent of the fair market value of shares of our common stock on the date of grant (110 percent of fair market value in the case of incentive stock options granted to employees who hold more than ten percent of the voting power of our issued and outstanding shares of common stock).

      Options granted under the Incentive Plan may not have a term of more than a ten-year period (five years in the case of incentive stock options granted to employees who hold more than ten percent of the voting power of our common stock) and generally vest over a three-year period. Options generally terminate three months after the optionee's termination of employment by us for any reason other than death, disability or retirement, and are not transferable by the optionee other than by will or the laws of descent and distribution.

      The Incentive Plan also provides for grants of stock appreciation rights ("SARs"), which entitle a participant to receive a cash payment, equal to the difference between the fair market value of a share of our common stock on the exercise date and the exercise price of SAR. The exercise price of any SAR granted under the Incentive Plan will be determined by our board of directors in its discretion at the time of the grant. SARs granted under the Incentive Plan may not be exercisable for more than a ten year period. SARs generally terminate one month after the grantee's termination of employment by us for any reason other than death, disability or retirement. Although our board of directors has the authority to grant SARs, it does not have any present plans to do so.

      Restricted stock awards, which are grants of shares of our common stock that are subject to a restricted period during which such shares may not be sold, assigned, transferred, made subject to a gift, or otherwise disposed of, or mortgaged, pledged or otherwise encumbered, may also be made under the Incentive Plan.

      Performance share awards, which are grants of shares of our common stock upon the achievement of specific performance objectives, may also be made under the Incentive Plan. At this time, our board of directors has not granted, and does not have any plans to grant, performance shares of common stock.

      Compensatory share awards, which are grants of shares of our common stock as consideration for services rendered by our employees or consultants, may also be made under the Incentive Plan.


      As of June 18, 2004, there were outstanding under the Incentive Plan options to purchase an aggregate of 800,000 shares of our common stock, which options are three-year options having an exercise price of $0.50 per share. Exclusive of the Incentive Plan, as of June 18, 2004, there were outstanding options and warrants to purchase approximately 8,982,560 shares of our common stock, which options include five-year options to purchase 1,305,000 shares of our common stock at an exercise price of $0.25 per share issued in June 2003 to holders of our convertible bridge notes and demand notes in consideration of their willingness to extend the term of their loans to us until June 3, 2006, five-year options to purchase 1,350,000 shares of our common stock at an exercise price of $0.50 per share issued to three consultants in the first half of 2003, five-year warrants to purchase an aggregate of 1,000,000 shares of our common stock, consisting of warrants to purchase 250,000 shares at each of $0.25, $0.50, $0.75 and $1.00 per share, issued in June 2003 to a holder of one of our demand notes, three-year warrants to purchase an aggregate of 1,000,000 shares of our common stock, consisting of warrants to purchase 250,000 shares at each of $0.25, $0.50, $0.75 and $1.00 per share, issued to one of our consultants in May 2003, five-year options to purchase 600,000 shares of our common stock at an exercise price of $0.25 per share issued to one of our consultants in October 2003 for services, and five-year options to purchase 250,000 shares of our common stock at an exercise price of $0.25 per share issued to one of our consultants in December 2003, five-year warrants to purchase an aggregate of 2,000,000 shares of our common stock at an exercise price of $0.25 per share issued to investors in our private placement in the first quarter of 2004, three-year warrants to purchase an aggregate of 250,000 shares of our common stock at an exercise price of $0.25 per share issued to one of our lenders in the first quarter of 2004, five-year warrants to purchase an aggregate of 247,560 shares of our common stock at an exercise price of $0.25 per share issued to Edward Whelan, our Chief Executive Officer, in the first quarter of 2004, five-year warrants to purchase an aggregate of 320,000 shares of our common stock at an exercise price of $0.125 per share issued to one of our consultants in the first quarter of 2004, five-year warrants to purchase an aggregate of 200,000 shares of our common stock at an exercise price of $0.25 per share issued to one of our consultants in the second quarter of 2004, and five-year warrants to purchase an aggregate of 960,000 shares of our common stock at an exercise price of $0.25 per share issued in connection with our purchase of Ohio Street Partners, LLC in the second quarter of 2004. During 2003, options to purchase 1,000,000 shares of our common stock were exercised resulting for an aggregate proceeds to us of $75,000.

                             PRINCIPAL STOCKHOLDERS

      The following table sets forth as of June 18, 2004 certain information regarding the beneficial ownership of our common stock by (a) each person who is known to us to be the beneficial owner of more than five percent (5%) of our common stock, (b) each director and executive officer and (c) all directors and executive officers as a group. Except as otherwise indicated, the persons or entities listed below have sole voting and investment power with respect to all shares of common stock beneficially owned by them, except to the extent such power may be shared with a spouse.


                                               SHARES OF COMMON STOCK               BENEFICIAL OWNERSHIP
                                             OWNED PRIOR TO OFFERING(1)              AFTER OFFERING(%)(1)
                                         ---------------------------------  -----------------------------------------
                                                                            2,500,000      5,000,000     10,000,000
          NAME AND ADDRESS                   AMOUNT               %           SHARES         SHARES        SHARES
 ------------------------------------    --------------    ---------------    ------         ------        ------

 Edward T. Whelan....................      4,584,911(2)           14.06%      13.06%         12.19%         10.76%
 135 First Street
 Keyport, NJ 07735

 Lee Brukman .......................       2,880,000(3)            9.32%       8.63%          8.02%          7.04%
 c/o Data Recovery Continuum, Inc.
 P.O. Box 105
 La Jolla, CA 92038

 Data Recovery Continuum, Inc. .....       2,880,000               9.32%       8.63%          8.02%          7.04%
 P.O. Box 105
 La Jolla, CA 92038

Richard H. Tanenbaum................       1,798,763(4)            5.59%       5.19%          4.84%          4.27%
 7315 Wisconsin Avenue
 Suite 775N
 Bethesda, MD 20814


 Ethan D. Hokit......................        655,000(5)            2.18%       2.01%          1.87%          1.64%
 3305 Blodgett Drive
 Colorado Springs, CO  80919

 Directors and executive officers as
 a group (four persons).............       9,918,674              28.94%      26.97%         25.26%         22.40%


------------------

(1) For purposes of this table, information as to the beneficial ownership of shares of our common stock is determined in accordance with the rules of the Securities and Exchange Commission and includes general voting power and/or investment power with respect to securities. Except as otherwise indicated, all shares of our common stock are beneficially owned, and sole investment and voting power is held, by the person named. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of our common stock which such person has the right to acquire within 60 days after the date of this Prospectus. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares which such person or persons has the right to acquire within 60 days after the date of this Prospectus is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of such shares listed beneficially owned does not constitute an admission of beneficial ownership.

(2) Includes 907,253 shares owned directly by Mr. Whelan, 270,000 shares issuable upon the exercise of options held by Mr. Whelan, 160,000 shares issuable upon the conversion of convertible bridge note indebtedness, 1,007,658 shares beneficially owned by Grace Holdings, Inc., of which Mr. Whelan is President, 1,000,000 shares issuable upon the exercise of warrants held by Oncor Partners Inc., of which Mr. Whelan is a principal shareholder, and 1,240,000 shares issuable upon the exercise of warrants held by Shannon Investments Inc. which is controlled by Mr. Whelan. Mr. Whelan disclaims beneficial ownership of 500,000 shares of common stock beneficially owned by Oncor Partners Inc. and all shares of common stock beneficially owned by Grace Holdings, Inc. and Shannon Investments Inc.

(3) Includes 1,920,000 shares owned of record by Data Recovery Continuum, Inc., of which Mr. Brukman is a principal shareholder, and 960,000 shares issuable upon the exercise of warrants held by Data Recovery Continuum, Inc.



(4) Includes 685,000 shares owned directly by Mr. Tanenbaum, 863,763 shares beneficially owned by Atlantic Investment Trust, of which Mr. Tanenbaum serves as trustee, and 250,000 shares beneficially owned by Eastern Investment Trust, of which Mr. Tanenbaum serves as trustee. Mr. Tanenbaum disclaims beneficial ownership of shares of common stock beneficially owned by such entities.

(5) Includes 130,000 shares owned directly by Mr. Hokit, 100,000 shares issuable upon the conversion of convertible bridge note indebtedness, 25,000 shares issuable upon the exercise of options held by Mr. Hokit, and 400,000 shares of our common stock owned of record by Mr. Hokit's spouse.



                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


      In October 1997, we borrowed $60,000 from Shannon Investments, Inc., which is controlled by Edward Whelan, our Chairman of the Board and Chief Executive Officer. In connection with such loan, we executed a promissory note in favor of Shannon Investments, Inc. that bears interest at the rate of 10% per annum and was originally payable on demand. In June 2003, Shannon Investments agreed to extend the term of the loan until June 3, 2006 and, in consideration thereof, we issued to Shannon Investments options to purchase 1,000,000 shares of our common stock. Such options are five-year options to purchase 250,000 shares at each of $0.25, $0.50, $0.75 and $1.00 per share. As of June 18, 2004, the full principal amount of the note was still outstanding.


      From October 1997 through June 30, 2002, Xcel Associates, Inc., a company of which Mr. Whelan previously served as the President and a principal shareholder, maintained office space in our corporate offices without charge.

      On August 14, 2001, we borrowed $100,000 from Oncor Partners, Inc., a company of which Edward Whelan, our Chairman of the Board and Chief Executive Officer, is President and a shareholder. The loan bears no interest and had an original term of one year, which, in August 2002, was extended for an additional six months to February 14, 2003. In consideration of Oncor's willingness to extend the term of the loan, in November 2002, we granted Oncor a five-year option to purchase 500,000 shares of our common stock at an exercise price of $0.50. In June 2003, Oncor agreed to further extend the term of the loan until June 3, 2006 and, in consideration thereof, we issued to Oncor a five-year option to purchase 100,000 shares of our common stock at an exercise price of $0.25 per share. We also amended such note to allow such lender to convert the outstanding principal amount into shares of our common stock at a conversion price of $0.25.

      In December 2001, we borrowed $25,000 from each of Ethan D. Hokit, our President and one of our directors, and Atlantic Investment Trust ("Atlantic"), a trust of which Richard Tanenbaum, one of our directors, is the trustee. In connection with each such loan, we executed a demand promissory note that bears interest at the rate of 8% per annum. In June 2003, such lenders agreed to extend the terms of their loans until June 2006 and, in consideration thereof, we issued to such lenders an option to purchase 25,000 shares of our common stock at an exercise price of $0.25 per share. We also amended such notes to allow the lender to convert the principal amount into shares of our common stock at a conversion price of $0.25.

      In January 2002, we entered into a one-year business consulting agreement with Edward Whelan and Edward Meyer, Jr. for the provision of marketing and managerial consulting services. Effective July 1, 2002, the consulting agreement of Mr. Whelan was terminated and Mr. Whelan became one of our employees, for which he was compensated on the same basis as he was to be paid under his consulting agreement. In consideration of the services to be rendered by Messrs. Whelan and Meyer, we issued in respect of each month the number of shares determined by dividing $12,000 by the product of 80% and the average closing bid price for our common stock during such month. An aggregate of 301,113 shares of our common stock was issued to each of Messrs. Whelan or Meyer (or their respective designees) for services rendered during the term of the agreement.

      In August 2002, we issued to Atlantic Investment Trust and to Eastern Investment Trust, both trusts of which Richard Tanenbaum, one of our directors, is the trustee, $100,000 aggregate principal amount of convertible promissory notes that originally matured on June 30, 2003 and bear interest at the rate of 8% per annum. In June 2003, such lenders agreed to extend the term of their loans until June 3, 2006 and, in consideration thereof, we issued such lenders an option to purchase 25,000 shares of our common stock at an exercise price of $0.25 per share. Such notes are convertible at any time and from time to time by the noteholders into a maximum of 400,000 shares of our common stock (subject to certain anti-dilution adjustments). The terms of such notes require us to register under the Securities Act of 1933 the shares of our common stock issuable upon conversion of the notes not later than June 3, 2006.

      In the fourth quarter of 2002 and the first quarter of 2003, we borrowed an aggregate of $30,000 from Edward T. Whelan, our Chief Executive Officer and the Chairman of our Board of Directors. In connection with such borrowings, we executed demand promissory notes that bear interest at the rate of 10% per annum with respect to $20,000 aggregate principal amount and 8% per annum with respect to $10,000 aggregate principal amount. In June 2003, such lender agreed to extend the terms of his loans until June 2006 and, in consideration thereof, we issued to such lender an option to purchase 25,000 shares of our common stock at an exercise of $0.25 per share.

      In January 2003, our board of directors approved a one year executive compensation agreement with Edward T. Whelan, pursuant to which we will issue Mr. Whelan shares of our common stock in consideration for his services as Chief Executive Officer. Under the terms of the agreement, we will issue in respect of each month during 2003 a number of shares determined by dividing $12,000 by the product of 80% and the average low price for our common stock during such month. An aggregate of 920,794 shares of our common stock was issued to Mr. Whelan (or his designee) pursuant to the executive compensation agreement.

      In May 2003, we issued to Atlantic Investment Trust and to Eastern Investment Trust, the trustee of each of which is Richard Tanenbaum, one of our directors, $20,000 aggregate principal amount of convertible promissory notes that originally matured on September 30, 2003 and bear interest at the rate of 8% per annum. In June 2003, such lenders agreed to extend the terms of their loans until June 2006 and, in consideration thereof, we issued to such lenders an option to purchase an aggregate of 7,500 shares of our common stock at an exercise price of $0.25 per share. Such notes are convertible at any time and from time to time by the noteholders into a maximum of 120,000 shares of our common stock (subject to certain anti-dilution adjustments). The terms of such notes require us to register under the Securities Act of 1933 the shares of our common stock issuable upon conversion of the notes not later than June 3, 2006.

      In January 2004, our board of directors approved a one year executive compensation arrangement with Edward T. Whelan, pursuant to which we will issue Mr. Whelan shares of our common stock in consideration for his services as Chief Executive Officer. Under the terms of the arrangement, we will issue in respect of each month during 2004 a number of shares determined by dividing $12,000 by the product of 80% and the average low price for our common stock during such month and options to purchase an equivalent number of shares of our common stock at an exercise price of $0.25 per share. As of June 18, 2004, an aggregate of 247,560 shares of our common stock and options to purchase an aggregate of 247,560 shares of our common stock were issued to Mr. Whelan under his executive compensation arrangement.


      In the second quarter of 2004, we purchased Ohio Street Partners, LLC from Data Recovery Continuum, Inc., a company of which Lee Brukman, one of our directors, is a principal shareholder. As consideration for the purchase, we issued to the selling entity 1,920,000 shares of our common stock and the five-year warrants to purchase an aggregate of 960,000 shares of our common stock at $0.25 per share. In connection with such transaction, we granted registration rights to the selling entity.



                           DESCRIPTION OF SECURITIES

      Our authorized capital stock consists of 50,000,000 shares of common stock, par value $.0001 per share, and 10,000,000 shares of preferred stock, par value $.0001 per share. As of June 18, 2004, 29,928,071 shares of common stock were issued and outstanding and no shares of preferred stock were issued and outstanding. In addition, at such date, 9,782,560 shares of common stock were reserved for issuance upon the exercise of outstanding options and warrants and 2,805,980 shares of common stock were reserved for issuance upon the conversion of outstanding convertible notes. Our Board of Directors has approved an increase in our number of authorized shares of common stock from 50,000,000 shares to 100,000,000 shares. We are currently seeking shareholder approval for such action.


COMMON STOCK

      Voting, Dividend and Other Rights. Each outstanding share of common stock will entitle the holder to one vote on all matters presented to the shareholders for a vote. Holders of shares of common stock will have no preemptive, subscription or conversion rights. All shares of common stock to be outstanding following this offering will be duly authorized, fully paid and non-assessable. Our Board of Directors will determine if and when distributions may be paid out of legally available funds to the holders. We have not declared any cash dividends during the past fiscal year with respect to the common stock. Our declaration of any cash dividends in the future will depend on our Board of Directors' determination as to whether, in light of our earnings, financial position, cash requirements and other relevant factors existing at the time, it appears advisable to do so. In addition, we were a party to a credit facility that prohibits the payment of dividends without the lender's prior consent.

      Rights Upon Liquidation. Upon liquidation, subject to the right of any holders of the preferred stock to receive preferential distributions, each outstanding share of common stock may participate pro rata in the assets remaining after payment of, or adequate provision for, all our known debts and liabilities.

      Majority Voting. The holders of a majority of the outstanding shares of common stock constitute a quorum at any meeting of the shareholders. A plurality of the votes cast at a meeting of shareholders elects our directors. The common stock does not have cumulative voting rights. Therefore, the holders of a majority of the outstanding shares of common stock can elect all of our directors. In general, a majority of the votes cast at a meeting of shareholders must authorize shareholders action other than the election of directors. However, the Business Corporation Law of the State of New York provides that certain extraordinary matters, such as a merger or consolidation in which we are a constituent corporation, a sale or other disposition of all or substantially all of our assets, and our dissolution, require the vote of the holders of two-thirds of all outstanding voting shares. Most amendments to our certificate of incorporation require the vote of the holders of a majority of all outstanding voting shares.

TRANSFER AGENT AND REGISTRAR

      The transfer agent and registrar for our common stock is Executive Registrar & Transfer, 3615 South Huron, Street, Suite 104, Englewood, Colorado 80110.


                              PLAN OF DISTRIBUTION

      We are offering up to 10,000,000 shares of our common stock on a "best efforts, no minimum" basis at a price of $0.25 per share. Under a "best efforts, no minimum" offering, there is no requirement that we sell a specified number of shares before the proceeds of the offering become available to us. We may sell only a nominal amount of shares and receive minimal proceeds from this offering. We will not escrow any of the proceeds received from our sale of shares before the offering and we are not required to sell a specified number of shares before the offering is terminated. Therefore, upon acceptance of a subscription, the proceeds from that subscription will be immediately available for our use and the investor has no assurance that we will sell all or any part of the remaining shares offered hereby. The offering will commence on the date shown on the front cover of this Prospectus and will terminate on November 30, 2004, unless, in our discretion, we terminate the offering before that date. We also reserve the right to extend the offering beyond November 30, 2004 for an additional 120 days if we have not sold all of the shares prior to that date.

      Our officers, directors, employees and affiliates may purchase shares in the offering on the same terms and conditions as other purchasers. Subscription for the shares may only be made by completing a written subscription agreement and by submitting the completed agreement, together with a check payable to "Military Resale Group, Inc.," to us at our principal executive offices to the attention of our Chief Executive Officer. If the subscription is accepted, the check will be deposited by us and, upon notification from our bank that the funds are available, we will cause a stock certificate for the shares purchased to be issued and delivered to the investor. If we reject any subscription, the investor's check will be returned without interest or deduction.

      To comply with the securities laws of certain jurisdictions, the shares of common stock offered by this Prospectus may have to be offered or sold only through registered or licensed brokers or dealers. In addition, in certain jurisdictions, the shares of common stock may not be offered or sold unless they have been registered or qualified for sale or an exemption is available and complied with. We currently plan to register all of the 10,000,000 shares offered hereby for offer and sale in each of the States of Colorado and New York and a limited number of shares in the States of Connecticut, Florida and New Jersey.

      We have not engaged the services of an underwriter or selling agent or broker in connection with this offering. We will offer the shares directly and through our officers and directors, Messrs. Whelan, Hokit and Tanenbaum, acting on our behalf. We will not pay any commission or other consideration or compensation to any officer or director in connection with the sale of the shares. The persons offering the shares on our behalf will rely on the safe harbor from broker-dealer registration set forth in Rule 3a4-1 under the Securities Exchange Act of 1934 on the basis that such persons:


      o     are not subject to statutory disqualification;
      o have not and will not be compensated in connection with their participation in this offering;
      o     are not associated with a broker or dealer;
      o after this offering, will continue to perform substantial services on our behalf, other than in connection with the offering of our securities;

      o were not a broker or dealer or associated with a broker or dealer during past 12 months; and
      o do not participate in the sale of securities for any issuer more than once every 12 months.

      Our common stock is considered a penny stock. Penny stocks are subject to special regulations, which may make them more difficult to trade on the open market.

      Our common stock trades on the OTC Bulletin Board under the ticker symbol "MYRG." Securities in the OTC market are generally more difficult to trade than those on the Nasdaq National Market, the Nasdaq SmallCap Market or the major stock exchanges. In addition, accurate price quotations are more difficult to obtain. Additionally, our common stock is subject to special regulations governing the sale of a penny stock.

      A "penny stock," is defined by regulations of the Securities and Exchange Commission as an equity security with a market price of less than $5.00 per share. However, an equity security with a market price under $5.00 will not be considered a penny stock if it fits within any of the following exceptions, which are not applicable to our securities:

            o The equity security is listed on Nasdaq or a national securities exchange;

            o The issuer of the equity security has been in continuous operation for less than three years, and either has (a) net tangible assets of at least $5,000,000, or (b) average annual revenue of at least $6,000,000; or

            o The issuer of the equity security has been in continuous operation for more than three years, and has net tangible assets of at least $2,000,000.

      If you buy or sell a penny stock, these regulations require that you receive, prior to the transaction, a disclosure explaining the penny stock market and associated risks. Furthermore, trading in our common stock would be subject to Rule 15g-9 of the Securities Exchange Act of 1934, which relates to non-Nasdaq and non-exchange listed securities. Under this rule, broker-dealers who recommend our securities to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale.

      Penny stock regulations will tend to reduce market liquidity of our common stock, because they limit the broker-dealers' ability to trade, and a purchaser's ability to sell the stock in the secondary market. The low price of our common stock will have a negative effect on the amount and percentage of transaction costs paid by individual shareholders. The low price of our common stock may also limit our ability to raise additional capital by issuing additional shares. There are several reasons for these effects. First, the internal policies of many institutional investors prohibit the purchase of low-priced stocks. Second, many brokerage houses do not permit low-priced stocks to be used as collateral for margin accounts or to be purchased on margin. Third, some brokerage house policies and practices tend to discourage individual brokers from dealing in low-priced stocks. Finally, broker's commissions on low-priced stocks usually represent a higher percentage of the stock price than commissions on higher priced stocks. As a result, our shareholders will pay transaction costs that are a higher percentage of their total share value than if our share price were substantially higher.


                                 LEGAL MATTERS

      The legality of the issuance of the shares offered will be passed upon for us by the law firm of Pryor Cashman Sherman & Flynn LLP, New York, New York.

                                    EXPERTS


      The financial statements as of December 31, 2002 and for the year ended December 31, 2002 included in this Prospectus have been audited by Rosenberg Rich Baker Berman & Company, Bridgewater, New Jersey, independent accountants, as stated in its report appearing herein and elsewhere in this Prospectus, and have been so included in reliance upon the report of this firm given upon their authority as experts in auditing and accounting. The financial statements as of December 31, 2003 and for the year ended December 31, 2003 included in this Prospectus have been audited by A.J. Robbins, P.C., Denver, Colorado, independent accountants, as stated in its report appearing herein and elsewhere in this Prospectus, and have been so included in reliance upon the report of this firm given upon their authority as experts in auditing and accounting.



                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITES

      Our restated certificate of incorporation and by-laws contains provisions entitling our officers and directors to indemnification by the company to the fullest extent permitted by New York business corporation law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons under this provision of our corporate charter and bylaws, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.


                      WHERE YOU CAN FIND MORE INFORMATION

      We have filed with the Securities and Exchange Commission a registration statement on Form SB-2 (including exhibits and schedules) under the Securities Act, with respect to the shares to be sold in this offering. This prospectus does not contain all the information set forth in the registration statement. For further information with respect to our company and the common stock offered in this Prospectus, reference is made to the registration statement, including the exhibits filed thereto, and the financial statements and notes filed as a part thereof. With respect to each such document filed with the SEC as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matter involved.

      We file quarterly and annual reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the public reference facilities of the SEC in Washington, D.C. You may call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's website at http//www.sec.gov.

                         INDEX TO FINANCIAL STATEMENTS


                                                                        Page


Report of Independent Auditors.....................................   F-2 - F-3

Balance Sheets as of March 31, 2004
  (unaudited) and December 31, 2003 (audited)......................      F-4

Statements of Operations for the three months ended March
  31, 2004 and 2003 (unaudited) and for the years ended
  December 31, 2003 and 2002 (audited) ............................      F-5

Statements of Shareholders' Equity (Deficit) for the years ended
  December 31, 2002 (audited) and 2003 (audited) and for the three
  months ended March 31, 2004 (unaudited)..........................      F-6


Statements of Cash Flows for the three months ended March 31, 2004 and 2003 (unaudited) and for the years ended December 31, 2003
  and 2002 (audited) ..............................................      F-7

Notes to Financial Statements......................................      F-9

                               AJ. ROBBINS, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                              216 SIXTEENTH STREET
                                   SUITE 600
                             DENVER, COLORADO 80202

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors
Military Resale Group, Inc.
Colorado Springs, Colorado


We have audited the accompanying balance sheet of Military Resale Group, Inc. as of December 31, 2003, and the related statements of operations, changes in stockholders' equity (deficit), and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Military Resale Group, Inc. as of December 31, 2003, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company's recurring losses from operations and its working capital deficit raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                    /S/ AJ. ROBBINS, P.C.
                                                    ---------------------
                                                    CERTIFIED PUBLIC ACCOUNTANTS

DENVER, COLORADO
APRIL 7, 2004

                   Report of Independent Auditors


To the Board of Directors
Military Resale Group, Inc.
Colorado Springs, Colorado


We have audited the accompanying balance sheet of Military Resale Group, Inc. as of December 31, 2002, and the related statements of operations, changes in stockholders' equity (impairment), and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Military Resale Group, Inc. as of December 31, 2002, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company's recurring losses from operations and its working capital deficit raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                        /S/ ROSENBERG RICH BAKER BERMAN & CO.
                                        -------------------------------------

BRIDGEWATER, NEW JERSEY
APRIL 21, 2003

                          MILITARY RESALE GROUP, INC.
                                 BALANCE SHEETS
                                 --------------


                                     ASSETS

                                                                           MARCH 31,             DECEMBER 31,
                                                                             2004                    2003
                                                                    -------------------     -------------------
CURRENT ASSETS:                                                         (UNAUDITED)
   Cash                                                             $           113,889     $             2,862
   Accounts receivable - trade                                                  980,402                 765,851
   Inventory                                                                    386,827                 334,950
   Prepaid consulting                                                           205,679                 484,506
   Deposits                                                                      38,618                  33,218
   Prepaid interest                                                              69,574                  92,681
   Prepaid expenses                                                               9,341                     ---
                                                                    -------------------     -------------------

       Total Current Assets                                                   1,804,330               1,714,068
                                                                    -------------------     -------------------

PREPAID INTEREST, NET OF CURRENT PORTION                                        132,038                 132,038

EQUIPMENT
   Office equipment                                                              22,379                  15,047
   Warehouse equipment                                                          159,444                 159,444
   Software                                                                      16,324                  16,324
                                                                    -------------------     -------------------
                                                                                198,147                 190,815
   Less accumulated depreciation                                               (115,545)               (106,103)
                                                                    -------------------     -------------------

     Net equipment                                                               82,602                  84,712
                                                                    -------------------     -------------------

       Total Assets                                                 $         2,018,970     $         1,930,818
                                                                    ===================     ===================

                 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
   Accounts payable and accrued expenses                            $         2,510,556    $          2,507,544
   Accounts payable, related party                                               49,349                  72,632
   Current maturities of capital lease obligations                               32,489                  51,981
   Deferred rent                                                                  2,729                   2,729
   Current portion of accrued interest payable                                  117,248                  99,561
   Current portion of notes payable                                              31,025                  90,235
   Current portion of convertible notes payable                                  85,000                  85,000
                                                                    -------------------    --------------------

       Total Current Liabilities                                              2,828,396               2,909,682

OBLIGATIONS UNDER CAPITAL LEASES, NET OF CURRENT MATURITIES                      36,351                  36,351

DEFERRED RENT, NET OF CURRENT PORTION                                            21,832                  21,832

RELATED PARTIES CONVERTIBLE NOTES PAYABLE                                       370,000                 370,000

NOTES PAYABLE, NET OF CURRENT PORTION                                            98,975                  98,975

CONVERTIBLE NOTES PAYABLE, NET OF CURRENT PORTION                               150,000                 150,000
                                                                    -------------------    --------------------

       Total Liabilities                                                      3,505,554               3,586,840
                                                                    -------------------    --------------------

STOCKHOLDERS' EQUITY (DEFICIT):
   Preferred stock, par value $.0001, 10,000,000 shares
     authorized, -0- issued and outstanding                                         ---                     ---
   Common stock, par value $.0001, 50,000,000 shares authorized,
     26,895,571 and 21,448,011 issued and outstanding                             2,690                   2,144
   Additional paid-in capital                                                 4,933,251               4,248,547
   Accumulated (deficit)                                                     (6,422,525)             (5,906,713)
                                                                    -------------------    --------------------

       Total Stockholders' Equity (Deficit)                                  (1,486,584)             (1,656,022)
                                                                    -------------------    --------------------

       Total Liabilities and Stockholders' Equity (Deficit)         $         2,018,970    $          1,930,818
                                                                    ===================    ====================


                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                          MILITARY RESALE GROUP, INC.
                            STATEMENTS OF OPERATIONS
                            ------------------------


                                             FOR THE THREE MONTHS ENDED MARCH 31,          FOR THE YEARS ENDED DECEMBER 31,
                                          -----------------------------------------    ----------------------------------------
                                                 2004                   2003                  2003                  2002
                                          ------------------     ------------------    ------------------    ------------------
                                              (UNAUDITED)            (UNAUDITED)
REVENUES:
   Resale revenue                         $        1,961,544     $        1,612,597    $        5,585,340    $        6,015,406
   Commission revenue                                173,432                146,366               464,105               344,397
                                          ------------------     ------------------    ------------------    ------------------

           Total Revenues                          2,134,976              1,758,963             6,049,445             6,359,803

COST OF GOODS SOLD                                 1,782,561              1,512,326             5,349,774             5,471,846
                                          ------------------     ------------------    ------------------    ------------------

GROSS PROFIT                                         352,415                246,637               699,671               887,957

OPERATING EXPENSES:
   Stock based compensation                          410,827                206,369             1,304,250               772,511
   Salary and payroll taxes                          162,789                117,138               532,262               502,272
   Professional fees                                  29,092                 64,034               348,843               502,077
   Occupancy                                          59,356                 59,356               248,373               302,237
   General and administrative                        139,614                150,139               569,552               583,978
   Depreciation                                        9,442                 14,911                29,874                40,789
                                          ------------------     ------------------    ------------------    ------------------

           Total Expenses                            811,120                611,947             3,033,154             2,703,864
                                          ------------------     ------------------    ------------------    ------------------

           Net (Loss) From Operations               (458,705)              (365,310)           (2,333,483)           (1,815,907)

OTHER (EXPENSES):
   Interest expense                                  (57,107)              (135,385)             (298,266)             (477,059)
   Loss on disposal of fixed assets                      ---                    ---                   ---               (26,255)
                                          ------------------     ------------------    ------------------    ------------------

           Total Other (Expenses)                    (57,107)              (135,385)             (298,266)             (503,314)
                                          ------------------     ------------------    ------------------    ------------------


NET (LOSS)                                $         (515,812)    $         (500,695)   $       (2,631,749)   $       (2,319,221)
                                          ==================     ==================    ==================    ==================

NET (LOSS) PER COMMON SHARE BASIC AND
  DILUTED                                 $            (0.02)    $            (0.04)   $            (0.18)   $            (0.25)
                                          ==================     ==================    ==================    ==================

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
  OUTSTANDING, BASIC AND DILUTED                  23,497,984             11,684,156            14,619,599             9,156,648
                                          ==================     ==================    ==================    ==================


                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                          MILITARY RESALE GROUP, INC.
            STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
                 FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002
            AND UNAUDITED FOR THE THREE MONTHS ENDED MARCH 31, 2004
            -------------------------------------------------------

                                                                                                                        TOTAL
                                                      COMMON STOCK                ADDITIONAL                        STOCKHOLDERS'
                                          -------------------------------------    PAID-IN         ACCUMULATED         EQUITY
                                                 SHARES              AMOUNT        CAPITAL          (DEFICIT)         (DEFICIT)
                                          -----------------   -----------------  --------------   --------------   ---------------
BALANCES, DECEMBER 31, 2001 (RESTATED)            7,505,004   $             750  $      442,150   $     (955,743)  $      (512,843)
Issuance of common stock for debt                   896,787                  90         149,910              ---           150,000
Issuance of common stock for beneficial
   conversion feature                               896,787                  90             (90)             ---               ---
Beneficial conversion feature                           ---                 ---         370,000              ---           370,000
Stock options granted for services                      ---                 ---         214,000              ---           214,000
Issuance of common stock for services             2,084,812                 208         674,720              ---           674,928
Stock options granted for debt extension                ---                 ---         200,000              ---           200,000
Net (loss) for the year                                 ---                 ---             ---       (2,319,221)       (2,319,221)
                                          -----------------   -----------------  --------------   --------------   ---------------

BALANCES, DECEMBER 31, 2002                      11,383,390               1,138       2,050,690       (3,274,964)       (1,223,136)
Issuance of common stock for
   litigation settlement                            384,000                  38          49,962              ---            50,000
Issuance of common stock for exercise
   of options                                     1,000,000                 100          74,900              ---            75,000
Beneficial conversion feature                           ---                 ---          27,173              ---            27,173
Stock options granted for services                      ---                 ---         406,400              ---           406,400
Issuance of common stock for services             8,230,621                 823       1,298,027              ---         1,298,850
Stock options granted for debt extension                ---                 ---         271,440              ---           271,440
Sale of common stock                                450,000                  45          69,955              ---            70,000
Net (loss) for the year                                 ---                 ---             ---       (2,631,749)       (2,631,749)
                                          -----------------   -----------------  --------------   --------------   ---------------

BALANCES, DECEMBER 31, 2003                      21,448,011               2,144       4,248,547       (5,906,713)       (1,656,022)

Issuance of common stock for services               597,560                  60          95,940              ---            96,000
Stock options granted for services                      ---                 ---          36,000              ---            36,000
Warrants granted for note repayment                     ---                 ---          10,000              ---            10,000
Issuance of common stock for note
   repayment                                        400,000                  40          39,960              ---            40,000
Sale of common stock, net of offering
   costs of $44,250                               4,450,000                 446         502,804              ---           503,250
Net (loss)                                              ---                 ---             ---         (515,812)         (515,812)
                                          -----------------   -----------------  --------------   --------------   ---------------

BALANCES, MARCH 31, 2004 (UNAUDITED)             26,895,571   $           2,690  $    4,933,251   $   (6,422,525)  $    (1,486,584)
                                          =================   =================  ==============   ==============   ===============

                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                          MILITARY RESALE GROUP, INC.
                            STATEMENTS OF CASH FLOWS


                                             FOR THE THREE MONTHS ENDED MARCH 31,            FOR THE YEARS ENDED DECEMBER 31,
                                        --------------------------------------------     -------------------------------------
                                                2004                     2003                    2003                 2002
                                        -------------------      -------------------     ----------------     ----------------
CASH FLOWS FROM (TO) OPERATING               (UNAUDITED)             (UNAUDITED)
ACTIVITIES:
     Net (loss)                         $          (515,812)     $          (500,695)    $     (2,631,749)    $     (2,319,221)
     Adjustments to reconcile net
     (loss) to net cash
     used in operating activities:
       Depreciation                                   9,442                   14,911               29,874               40,789
       Amortization of option based
         interest expense                            23,107                  100,000              180,054               66,667
       Stock issued for services                    374,827                  153,924            1,074,926              772,511
       Options issued for services                   36,000                      ---              229,324                  ---
       Beneficial conversion feature                    ---                   15,000               27,173              370,000
       Loss on disposal of assets                       ---                      ---                  ---               26,255
       Stock issued for settlement                      ---                      ---               50,000                  ---
       Issuance of note for settlement                  ---                      ---              100,000                  ---
     Changes in assets and liabilities:
       (Increase) decrease in accounts
          receivable                               (214,551)                 (69,768)            (337,814)              13,021
       (Increase) decrease in inventory             (51,877)                   9,220             (107,534)              25,014
       (Increase) decrease in other
          assets                                        ---                       68                  618                6,090
       (Increase) in deposits                        (5,400)                     ---               (9,860)              (2,952)
       (Increase) in prepaid expenses                (9,341)                     ---                  ---                  ---
       Increase in accounts payable and
          accrued expenses                            3,012                  133,805            1,014,317              455,447
       Increase (decrease) in related
          party accounts payable                    (23,283)                     ---               72,632                  ---
       Increase in accrued interest
         payable                                     33,477                      ---                  ---                  ---
       Increase (decrease) in deferred
         rent obligation                                ---                    2,047              (54,580)              79,141
       Increase in other liabilities                    ---                   25,007               14,313               81,726
                                        -------------------      -------------------     ----------------     ----------------


         Net Cash (Used In) Operating
           Activities                              (340,399)                (116,481)            (348,306)            (385,512)
                                        -------------------      -------------------     ----------------     ----------------


CASH FLOWS FROM (T0) INVESTING
ACTIVITIES:
     Purchase of fixed assets                        (7,332)                  (1,683)              (4,440)              (2,580)
                                        -------------------      -------------------     ----------------     ----------------

         Net Cash (Used in) Investing
           Activities                                (7,332)                  (1,683)              (4,440)              (2,580)
                                        -------------------      -------------------     ----------------     ----------------

CASH FLOWS FROM (TO) FINANCING
ACTIVITIES:
     Proceeds from stock options
       exercised                                        ---                      ---               75,000                  ---
     Payments on capital lease
       obligations                                  (19,492)                  (6,762)                (674)             (14,836)
     Proceeds from issuance of notes                    ---                  125,000              190,000              270,000
     Proceeds from issuance of related
       party notes                                      ---                      ---               30,000              135,000
     Payments on notes payable                      (25,000)                     ---              (10,790)                 ---
     Proceeds from issuance of common
       stock                                        547,500                      ---               70,000                  ---
     Payments of offering costs                     (44,250)                     ---                  ---                  ---
                                        -------------------      -------------------     ----------------     ----------------

         Net Cash Provided by
           Financing Activities                     458,758                  118,238              353,536              390,164
                                        -------------------      -------------------     ----------------     ----------------

NET INCREASE IN CASH AND CASH
EQUIVALENTS                                         111,027                       74                  790                2,072

CASH AND CASH EQUIVALENTS,
  beginning of period                                 2,862                    2,072                2,072                  ---
                                        -------------------      -------------------     ----------------     ----------------

CASH AND CASH EQUIVALENTS, end of period$           113,889      $             2,146     $          2,862     $          2,072
                                        ===================      ===================     ================     ================

Supplementary information:
     Cash paid for:
     Interest                           $               ---      $               466     $        15,833      $        20,327
                                        ===================      ===================     ================     ===============
     Income taxes                       $               ---      $               ---     $            ---     $           ---
                                        ===================      ===================     ================     ===============


                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                          MILITARY RESALE GROUP, INC.
                      STATEMENTS OF CASH FLOWS (CONTINUED)


                                                          FOR THE THREE MONTHS ENDED MARCH 31,     FOR THE YEARS ENDED DECEMBER 31,
                                                          ------------------------------------     --------------------------------
                                                              2004                  2003               2003               2002
                                                          --------------     -----------------     -------------     --------------
                                                            (UNAUDITED)         (UNAUDITED)
 Non-cash investing and financing activities:

 Issuance of stock in exchange for cancellation of
   indebtedness                                           $          ---     $             ---     $         ---     $      150,000
                                                          ==============     =================     =============     ==============

 Issuance of stock and common stock options in
   exchange for services to be rendered over six
   months to one year                                     $      132,000     $         205,146     $   1,705,250     $      181,000
                                                          ==============     =================     =============     ==============

 Issuance of common stock options for loan
   extensions                                             $          ---     $             ---     $     271,440     $      200,000
                                                          ==============     =================     =============     ==============

 Issuance of common stock in litigation settlement        $          ---     $             ---     $      50,000     $          ---
                                                          ==============     =================     =============     ==============

 Issuance of common stock and warrants as payment
   of notes payable                                       $       50,000     $             ---     $         ---     $          ---
                                                          ==============     =================     =============     ==============

 Issuance of common stock in payment of accrued
   compensation                                           $          ---     $          32,912     $         ---     $          ---
                                                          ==============     =================     =============     ==============


                 SEE ACCOMPANYING NOTES TO FINANCIAL STATEMENTS

                          MILITARY RESALE GROUP, INC.
                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------
 (INFORMATION FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003 IS UNAUDITED)


NOTE 1 - NATURE OF ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

ORGANIZATION

Military Resale Group, Inc. (the Company) was organized under the laws of the State of New York and is a regional distributor of grocery and household items specializing in distribution to commissaries of the U. S. Military. Currently, the Company services six military installations located in Colorado, Wyoming and South Dakota.

On October 15, 2001, the Company, formerly Bactrol Technologies, Inc. entered into a stock purchase agreement with Military Resale Group, Inc., a Maryland corporation that was formed on October 6, 1997 ("MRG"), pursuant to which 98.2% of MRG's stock was effectively exchanged for a controlling interest in our publicly held "shell" corporation. Concurrently with the closing of that transaction, the Company changed its name from Bactrol Technologies, Inc. to Military Resale Group, Inc. This transaction is commonly referred to as a "reverse acquisition". For financial accounting purposes, this transaction has been treated as the issuance of stock for the net monetary assets of the Company, accompanied by a recapitalization of MRG with no goodwill or other intangible assets recorded.

For financial reporting purposes, MRG was considered the acquirer, and therefore, the historical operating results of Bactrol Technologies, Inc. are not presented.

GOING CONCERN

The financial statements have been prepared on a going concern basis, which contemplates continuity of operations, realization of assets and liquidation of liabilities in the normal course of business.

The Company has suffered recurring losses from operations, and its working capital deficit raises substantial doubt about its ability to continue as a going concern.

The Company is currently registering 10,000,000 shares of its common stock for sale at $.25 per share on a best efforts basis.

The Company's management is currently pursuing equity and/or debt financing in an effort to continue operations. The future success of the Company is likely dependent on their ability to attain additional capital to develop business, and ultimately upon their ability to attain future profitable operations. There can be no assurance that the Company will be successful in obtaining such financing, or that the Company will attain positive cash flow from operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                          MILITARY RESALE GROUP, INC.
                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------
 (INFORMATION FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003 IS UNAUDITED)


NOTE 1 - NATURE OF ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

UNAUDITED INTERIM FINANCIAL STATEMENTS

In the opinion of management, the unaudited interim financial statements for the three months ended March 31, 2004 and 2003 are presented on a basis consistent with the audited financial statements and reflect all adjustments, consisting only of normal recurring accruals, necessary for fair presentation of the results of such period. The results of operations for the three moths ended March 31, 2004 are not necessarily indicative of the results to be expected for the year ending December 31, 2004.

CASH AND CASH EQUIVALENTS

The Company considers all cash and highly liquid investments with initial maturities of three months or less to be cash equivalents.

ACCOUNTS RECEIVABLE

The Company's trade accounts primarily represent unsecured receivables. Historically, its doubtful accounts related to these trade accounts have been insignificant. Therefore, no allowance for doubtful accounts has been provided for.

INVENTORY

Inventory consists primarily of grocery items, and is stated at the lower of cost or market. Cost is determined under the first-in, first-out method (FIFO) valuation method. All items of inventory are finished goods resold to military commissaries and wholesale food chains.

ADVERTISING COSTS

Advertising costs are charged to operations when incurred. For the three months ended March 31, 2004 and 2003, the Company incurred $2,377 and $-0- of advertising costs, respectively. For the years ended December 31, 2003 and 2002, the Company incurred $-0- and $949 of advertising costs, respectively.

EQUIPMENT

The Company follows the practice of capitalizing equipment costing in excess of $250. The cost of ordinary maintenance and repairs is charged to operations while renewals and replacements are capitalized. Depreciation expense was $9,442 and $14,911 for the three months ended March 31, 2004 and 2003 and $29,874 and $40,789 for the years ended December 31, 2003 and 2002, respectively. Depreciation is computed on the straight-line method over the following estimated useful lives:

Office equipment and software       3 to 5 years
Warehouse equipment                 5 to 7 years

                          MILITARY RESALE GROUP, INC.
                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------
 (INFORMATION FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003 IS UNAUDITED)


NOTE 1 - NATURE OF ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

The Company accounts for income taxes under the asset and liability method. Under this method, deferred income taxes are recorded to reflect the tax consequences in future years of temporary differences between the tax basis of assets and liabilities and their financial statement amounts at the end of each reporting period. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense represents the tax payable for the current period and the change during the period in deferred tax assets and liabilities. Deferred tax assets and liabilities have been netted to reflect the tax impact of temporary differences.

Deferred tax assets arise primarily from the net operating loss carryforward and expenses accrued for book basis but not for tax basis. The Company is on the accrual basis for tax purposes, which has resulted in a net operating loss carryforward at March 31, 2004 and December 31, 2003. A full valuation allowance has been recorded at March 31, 2004 and December 31, 2003 since management of the Company can not determine that it is more likely than not that the tax asset will be realized. (See Note 9)

NET (LOSS) PER COMMON SHARE

The Company computes earnings (loss) per common share in accordance with Statement of Financial Accounting Standards No. 128, Earnings Per Share (SFAS No. 128). This statement simplifies the standards for computing earnings per share (EPS) previously found in Accounting Principles Board Opinion No. 15, Earnings Per Share, and makes them more comparable to international EPS standards. SFAS No. 128 replaces the presentation of primary EPS with a presentation of basic EPS. In addition, the Statement requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. (See Note 12).

REVENUE RECOGNITION

The Company's revenues are derived from either resale revenue or commission revenue.

Resale Revenue: The Company purchases products from manufacturers and suppliers for resale to the commissaries it services. Revenue from these customers is recognized when title to products passes to the customer for the amount of the sales less an appropriate provision for returns and allowances. The revenue amount recorded includes: (i) the purchase price paid by the commissary plus
(ii) a negotiated storage and delivery fee paid by the manufacturer or supplier. The Company records revenue on a gross sales basis because the Company (a) is the primary obligor in the transaction as the Company is responsible for fulfillment of the order and for the customer's acceptance of the goods or services sold, (b) bears inventory risk (taking title to the goods before the customer's order is placed or upon the customer's return), and (c) bears physical loss of inventory risk.

                          MILITARY RESALE GROUP, INC.
                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------
 (INFORMATION FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003 IS UNAUDITED)


NOTE 1 - NATURE OF ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Commission Revenue: The Company records commission revenue in cases where it acts as an agent for the manufacturer or supplier of the products it sells, and earns a commission based upon a percentage of the suppliers' sales amount. This revenue is recognized at the time goods are shipped by the Company to the ultimate customer, which is when title passes.

STOCK BASED COMPENSATION

The Company accounts for stock based compensation in accordance with Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). This standard requires the Company to adopt the "fair value" method with respect to stock-based compensation of consultants and other non-employees. The Company did not change its method of accounting with respect to employee stock options; the Company continues to account for these under the "intrinsic value" method, and to furnish the proforma disclosures required by SFAS 123.

VALUATION OF THE COMPANY'S COMMON STOCK

Unless otherwise disclosed, all stock based transactions entered into by the Company have been valued at the market value of the Company's common stock on the date the transaction was entered into or have been valued using the Modified Black-Scholes European Pricing Model to estimate the fair market value.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying amount of financial instruments approximates their fair value, because of the short-term nature of these financial instruments.

The fair value of the Company's capital lease obligations approximate their carrying value and are based on the current rates offered for debt of the same remaining maturities with similar collateral requirements, or that the difference is represented by the additional costs to convert the debt to market rates making the two presently equivalent.

CONCENTRATIONS OF RISK

The Company maintains all cash and cash equivalents in financial institutions, which at times may exceed federally insured limits. The Company has not experienced a loss in such accounts.

The Company's revenues from military commissary sales provide approximately ninety two percent of their total revenues. Management believes that concentration of customers with respect to risk is minimal due to the sales being primarily through government contracts.

RECLASSIFICATION

Certain amounts in the prior period financial statements have been reclassified for comparative purposes to conform to the presentation in the current year financial statements.

                          MILITARY RESALE GROUP, INC.
                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------
 (INFORMATION FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003 IS UNAUDITED)


NOTE 1 - NATURE OF ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In January 2003, the FASB issued Interpretation No. 46, Consolidation of Variable Interest Entities, an interpretation of ARB 51 ("FIN 46"). The primary objectives of FIN 46 are to provide guidance on the identification of entities for which control is achieved through means other than through voting rights (Variable Interest Entities or "VIEs") and to determine when and which business enterprise should consolidate the VIE. This new model for consolidation applies to an entity which either (1) the equity investors (if any) do not have a controlling financial interest or (2) the equity investment at risk is insufficient to finance that entity's activities without receiving additional subordinated financial support from other parties. The disclosure requirements of FIN 46 became effective for financial statements issued after January 31, 2003. The adoption of this interpretation did not have an impact on the Company's financial statements.

In April 2003, FASB issued SFAS No. 149, Accounting for Derivative Instruments and Hedging Activities, ("SFAS 149") which is effective for contracts entered into or modified after June 30, 2003 and for hedging relationships designated after June 30, 2003. This statement amends and clarifies financial accounting and reporting for derivative instruments including certain instruments embedded in other contracts and for hedging activities under SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." The Company has adopted SFAS 149 and its adoption did not have a material effect on its financial statements.

In May 2003, FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity, ("SFAS 150") which is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. SFAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. The Company has adopted SFAS 150 and its adoption did not have a material effect on its financial statements.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimated amounts.

                          MILITARY RESALE GROUP, INC.
                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------
 (INFORMATION FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003 IS UNAUDITED)


NOTE 2 - PREPAID CONSULTING

Prepaid consulting expenses are recorded in connection with common stock and options issued to purchase common stock granted to consultants for future services and are amortized over the agreement term. The Company incurred prepayments of $20,000 and stock based compensation expense of $298,827 during the three months ended March 31, 2004 and incurred prepayments of $484,506 and stock based compensation expense of $1,304,250 during the year ended December 31, 2003.

NOTE 3 - PREPAID INTEREST

Prepaid interest is recorded in connection with the issuances of options for the extension of various notes payable. The prepaid interest is being amortized over the extension period, with $23,107 charged to interest expense during the three months ended March 31, 2004 and $180,054 charged to interest expense during the year ended December 31, 2003.

NOTE 4 - RELATED PARTY TRANSACTIONS

In January 2003, the Company entered into a one-year business consulting agreement with Edward Meyer, Jr. for marketing and managerial consulting services, and an executive compensation agreement with Edward Whelan, Chief Executive Officer. In consideration of the services to be rendered by Mr. Whelan and Mr. Meyer, the Company will issue each month the number of shares determined by dividing $12,000 by the product of 80% and the average closing low price for the Company's common stock during each quarter.

During the year ended December 31, 2003, the Company issued 1,305,622 shares of common stock as consideration under a January 2002 and 2003 consulting and compensation agreements for the fourth quarter of 2002 and the four quarters of 2003 (370,831 shares to Mr. Meyer and 934,791 shares to Mr. Whelan, or their respective designees). The transactions were valued between $0.10 and $0.27 per share, the fair market value of our common stock on the dates of issuance.

On July 11, 2003, the Company issued 100,000 shares of our common stock to an employee, Robert Hefner, for compensation for past employment services. These shares were valued at $0.26 per share or $26,000, the fair value at date of issuance.

On November 1, 2003 the Company issued 300,000 shares of common stock to Mr. Meyer in connection with the signing of a consulting agreement. The term of the agreement is for one year. These shares were valued at $30,000, the fair value at date of issuance. This amount will be amortized over the term of the agreement.

                          MILITARY RESALE GROUP, INC.
                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------
 (INFORMATION FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003 IS UNAUDITED)


NOTE 4 - RELATED PARTY TRANSACTIONS (CONTINUED)

During the year ended December 31, 2003, the Company received advances from related parties; $11,500 from individuals related to shareholders/management. These advances are non-interest bearing and are due on demand. These amounts are recorded as due to related parties along with $61,132 of amounts due to a related party for expenses paid by related party on behalf of the Company.

On March 31, 2004 pursuant to a consulting agreement with the Company's chief executive officer, the Company issued 247,560 shares of common stock and granted options to purchase 247,560 shares of common stock at $.25 per share for a period of five years for services rendered valued at $72,000. The value of the stock and the value of the options was $36,000 each based on $12,000 each per month. The number of shares and options issued was determined by dividing $36,000 by 80% of the average low price of the common stock in each quarter.

On March 11, 2003, Edward Whelan loaned the Company $10,000. The corresponding note bears interest at a rate of 8% per annum and is due on June 3, 2006.

On June 30, 2003, in connection with the conversion of $190,000 of demand notes to convertible notes from Edward Whelan, Chief Executive Officer, and companies which he controls and/or is shareholder, 1,130,000 stock options were issued. The options expire in five years. The fair value of the options are estimated at $235,040 based on the Modified Black-Scholes European Pricing Model. The average risk free interest rate used was 2.9%, volatility was estimated at 94.06%, and the expected life was five years. The demand notes have been modified to allow the holder to convert their notes into shares of common stock at $0.25 per share. These convertible notes do not have a beneficial conversion feature.

On June 30, 2003, in connection with the conversion of $25,000 of demand notes to convertible notes from each of Ethan Hokit, President and Atlantic Investment Trust, of which Richard Tanenbaum, one of the Company's directors, is the trustee, 25,000 stock options were issued to each of such noteholders. The options expire in five years. The fair value of the options are estimated at $10,400 based on the Modified Black-Scholes European Pricing Model. The average risk free interest rate used was 2.9%, volatility was estimated at 94.06%, and the expected life was five years. The demand notes have been modified to allow the holder to convert their notes into shares of common stock at $0.25 per share. Such notes do not have a beneficial conversion feature.

On August 7, 2002, the Company borrowed $50,000 from Atlantic Investment Trust and $50,000 from Eastern Investment Trust. Richard Tanenbaum, one of the Company's Directors, is a trustee of these entities. The notes are convertible and bear interest at 8% per annum and were due on July 30, 2003. These notes have been extended to June 3, 2006 (See Note 5).

During 2002, Edward Whelan advanced the Company $20,000. The advances bear interest at a rate of 10% per annum and are due on demand.

                          MILITARY RESALE GROUP, INC.
                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------
 (INFORMATION FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003 IS UNAUDITED)


NOTE 5 - CONVERTIBLE NOTES

During the year ended December 31, 2002, notes payable of $150,000, which included a beneficial conversion feature, were converted into 1,793,574 shares of the Company's common stock pursuant to the notes.

At March 31, 2004 and December 31, 2003, the Company had an aggregate of $605,000 payable in convertible notes of which $370,000 are with related parties (see Note 4). On June 30, 2003, notes in the amount of $215,000 that were originally due on or before June 30, 2003 and $50,000 of notes that were originally due September 30, 2003 were extended until June 3, 2006 and bear interest at 8%. An additional $240,000 of demand notes were converted to convertible notes on June 30, 2003 and are due June 3, 2006. Of these notes, $100,000 are non-interest bearing, $60,000 bear interest at 10% and $80,000 bear interest at 8%.

In connection with the extension of the due dates and conversion of the demand notes to convertible notes, stock options of 1,305,000 were issued. The options expire in five years. The fair value of the options were estimated at $271,440 based on the Modified Black-Scholes European Pricing Model. The average risk free interest rate used was 2.9%, volatility was estimated at 94.06% and the expected life was five years. The Company recorded prepaid interest of $271,440 and are amortizing it over the extension period. Interest expense of $23,107 and $46,721 was recorded during the three months ended March 31, 2004 and during the year ended December 31, 2003, respectively for amortization of the prepaid interest.

During the year ended December 31, 2003, the Company issued $20,000 in convertible notes bearing interest at 8% per annum due January 30, 2004 and $15,000 in convertible notes bearing interest at 8% per annum due June 3, 2006.

The Company's convertible notes provide generally that, if the convertible notes are not in default, the holders may convert, at any time all or a portion of the outstanding balance under each convertible note into a number of shares (subject to certain anti-dilution adjustments) of common stock that will allow the note holder to receive common stock having a market value equal to 150% of the converted balance of the note. For notes issued prior to May 30, 2003, if an event of default has occurred in respect of such convertible notes, the holder may convert the outstanding balance into a number of shares (subject to certain anti-dilution adjustments) of common stock equal to twice the number of shares the holder would have otherwise received if the convertible notes were not in default. Among other events of default, the terms of the convertible notes require the Company to register under the Securities Act of 1933 the shares of common stock issuable upon conversion of the convertible notes. On June 30, 2003 the demand notes were modified to allow the holder to convert their notes into common stock at $0.25 per share. These convertible notes do not have a beneficial conversion feature.

                          MILITARY RESALE GROUP, INC.
                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------
 (INFORMATION FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003 IS UNAUDITED)


NOTE 5 - CONVERTIBLE NOTES (CONTINUED)

The Company follows EITF 98-5 in accounting for convertible notes with "beneficial conversion features" (i.e., the notes may be converted into common stock at the lower of a fixed rate at the commitment date or a fixed discount to the market price of the underlying common stock at the conversion date). Because the Company's convertible notes contained a beneficial conversion feature on the date of issuance, the Company measured and recognized the intrinsic value of the beneficial conversion feature of the convertible notes when the convertible notes were issued. During the year ended December 31, 2003 and 2002 interest expense of $27,173 and $370,000, respectively, was recognized as the intrinsic value of the beneficial conversion feature of the convertible notes that were issued during such periods.

NOTE 6 -NOTES PAYABLE

On March 27, 2003, the Company issued a promissory note for $100,000 to Romano, Ltd. As of December 31, 2003, the remaining balance on this note was $89,210. The note bears interest at 15% per annum and was due on March 26, 2004, subject to the following contingent payment terms upon the Company raising or securing additional funding from any third-party source:



Additional Funding                       Terms Modification
------------------                       ------------------
$          250,000   Payment of 10% of outstanding principal and accrued interest
$          500,000   Payment of 15% of outstanding principal and accrued interest
$1,000,000 or more   Payment of 100% of outstanding principal and accrued interest

When the Company failed to secure any of the above-referenced additional funding, or another significant event such as a merger or acquisition of another company, the Company was required to pay $8,000 per month commencing on July 1, 2003 until the full obligation was paid.

During the three months ended March 31, 2004 the Company reached an agreement with Romano, Ltd. Since March 31, 2003 $50,000 cash was paid towards the original $100,000 note, of which $25,000 was paid during the three months ended March 31, 2004. The Company signed a $30,000 note with Romano, Ltd., for the accrued interest on the original $100,000 loan with interest at 15% per annum, payable beginning on April 1, 2004 with equal consecutive installments payable on the fifteenth of every month in the amount of $5,000 until paid in full or March 26, 2005. In addition, the Company issued 400,000 shares of common stock and granted warrants to purchase 250,000 shares of common stock at $.25 per share for three years as full satisfaction of the remaining $50,000 balance of the loan.

                          MILITARY RESALE GROUP, INC.
                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------
 (INFORMATION FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003 IS UNAUDITED)


NOTE 6 -NOTES PAYABLE (CONTINUED)

Maturities on long term debt, including related parties, are as follows for the three months ended March 31, 2004 and for the year ended December 31, 2003:

                                            MARCH 31,           DECEMBER 31,
                                              2004                  2003
                                       -----------------     -----------------

2004                                   $         116,025     $         175,235
2005                                              14,767                14,767
2006                                             536,313               536,313
2007                                              18,022                18,022
2008                                              19,909                19,909
Thereafter                                        29,964                29,964
                                       -----------------     -----------------

                                       $         735,000     $         794,210
                                       =================     =================

NOTE 7 - CAPITAL LEASES

The Company leases certain equipment under capital leases expiring in various years through 2006. The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair value of the asset at the inception of the lease. The assets are amortized over the lower of their related lease terms or their estimated productive lives.

Amortization of assets under capital leases is included in depreciation expense.

Properties under capital leases at March 31, 2004 and December 31, 2003 are as follows:

                                             MARCH 31,           DECEMBER 31,
                                               2004                 2003
                                       -------------------  -------------------

      Equipment                        $           103,403  $           103,403
      Less: accumulated amortization                48,683               43,513
                                       -------------------  -------------------

      Net                              $            54,720  $            59,890
                                       ===================  ===================

                          MILITARY RESALE GROUP, INC.
                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------
 (INFORMATION FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003 IS UNAUDITED)


NOTE 7 - CAPITAL LEASES (CONTINUED)

The following is a schedule of minimum lease payments under capital leases as of March 31, 2004 and December 31, 2003.

                                                     MARCH 31,    DECEMBER 31,
                                                       2004           2003
                                                    ----------    ------------

   2004                                             $   42,347    $     61,839
   2005                                                 22,818          22,818
   2006                                                 20,916          20,916
                                                    ----------    ------------
   Total net minimum capital lease payments             86,081         105,573
   Less: amounts representing interest                  17,241          17,241
                                                    ----------    ------------
   Present value of net minimum capital
     lease payments                                     68,840          88,332
   Less: current maturities of capital
     lease obligations                                  32,489          51,981
                                                    ----------    ------------

   Obligations under capital leases, net of
     current maturities                             $   36,351    $     36,351
                                                    ==========    ============

NOTE 8 - OPERATING LEASE COMMITMENTS

In August 2001, the Company entered into a lease agreement that expires in August 2006 for office and warehouse space in Colorado Springs, Colorado.

Minimum future lease payments under current lease agreements at March 31, 2004 and December 31, 2003 are as follows:

                                             MARCH 31,    DECEMBER 31,
                                               2004          2003
                                             ---------   -------------

        2004                                 $ 150,095    $    199,217
        2005                                   207,404         207,404
        2006                                   141,908         141,908
                                             ---------   -------------

        Total minimum payments required      $ 499,407    $    548,529
                                             =========    ============

The lease has an annual escalation factor. The above rental commitments reflect the periods during which the actual obligations arise (per the lease agreement). Rental expense has been charged to operations on a straight-line basis. The associated liability is presented in the balance sheet as a deferred rental obligation.

                          MILITARY RESALE GROUP, INC.
                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------
 (INFORMATION FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003 IS UNAUDITED)


NOTE 8 - OPERATING LEASE COMMITMENTS (CONTINUED)

Rent expense for the three months ended March 31, 2004 and 2003 was $59,356 each year, respectively and for the years ended December 31, 2003 and 2002 was $248,373 and $302,237, respectively.

NOTE 9 - INCOME TAXES

The components of deferred tax assets and (liabilities) and the related tax affects of temporary differences that give rise to deferred tax assets and (liabilities) are as follows:

                                                  MARCH 31,        DECEMBER 31,
                                                    2004               2003
                                               --------------     -------------

Net operating loss carryforward                $    1,942,723     $   1,827,506
Less valuation allowance                           (1,942,723)       (1,827,506)
                                               --------------     --------------

                                               $          ---     $         ---
                                               ==============     =============

The components of deferred income tax expense (benefit) are as follows:
                                                  MARCH 31,        DECEMBER 31,
                                                    2004               2003
                                               --------------     -------------

Net operating loss carryforward                $      115,216     $     563,506
Less valuation allowance                             (115,216)         (563,506)
                                               --------------     --------------

                                               $          ---     $         ---
                                               ==============     =============

Following is a reconciliation of the amount of income tax expense (benefit) that would result from applying the statutory federal income tax rates to pre-tax income and the reported amount of income tax expense (benefit):

                                                            MARCH 31,
                                                    2004              2003
                                               --------------     -------------


Tax expense at federal statutory rates         $     (175,376)    $    (170,236)
Stock based compensation                               60,160            34,000
Net operating loss carryforward                       115,216           136,236
                                               --------------     -------------


                                               $          ---     $         ---
                                               ==============     =============

                          MILITARY RESALE GROUP, INC.
                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------
 (INFORMATION FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003 IS UNAUDITED)


NOTE 9 - INCOME TAXES (CONTINUED)

                                                            DECEMBER 31,
                                                    2003              2002
                                               --------------     -------------

Tax expense at federal statutory rates         $     (894,795)         (788,535)
Increase in inventory valuation allowance               6,077               ---
Other                                                  11,723               ---
Stock based compensation                              123,889               ---
Net operating loss carryforward                       753,106           788,535
                                               --------------     -------------

                                               $          ---     $         ---
                                               ==============     =============

As of March 31, 2004 and December 31, 2003, the Company had net operating loss carryforwards for federal income tax purposes of approximately $5,714,000 and $5,375,000, respectively, which will be available to reduce future taxable income. The full realization of the tax benefit associated with the carryforward depends predominantly upon the Company's ability to generate taxable income during the carryforward period. Because of the current uncertainty of realizing such tax assets in the future, a valuation allowance has been recorded equal to the amount of the net deferred tax assets, which caused our effective tax rate to differ from the statutory income tax rate.

The net operating loss carryforward, if not utilized, will expire between 2017 and 2023. At March 31, 2004 and December 31, 2003, the valuation allowance increased by $115,216 and $563,506, respectively.

NOTE 10 - EQUITY INCENTIVE PLAN

In December 2001, the Company adopted the Military Resale Group, Inc. 2001 Equity Incentive Plan (the "Incentive Plan") for the purpose of attracting, retaining and maximizing the performance of executive officers and key employees and consultants. The Company has reserved 1,500,000 shares of common stock for issuance under the Incentive Plan. The Incentive Plan has a term of ten years and provides for the grant of "incentive stock options" within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended, non-statutory stock options, stock appreciation rights, restricted stock awards, performance share awards and compensatory share awards. The exercise price for non-statutory stock options may be equal to or more or less than 100 percent of the fair market value of shares of common stock on the date of grant. The exercise price for incentive stock options may not be less than 100 percent of the fair market value of shares of our common stock on the date of grant (110 percent of fair market value in the case of incentive stock options granted to employees who hold more than ten percent of the voting power of issued and outstanding shares of common stock).


Options granted under the Incentive Plan may not have a term of more than ten-years (five years in the case of incentive stock options granted to employees who hold more than ten percent of the voting power of common stock) and generally vest over a three-year period.

                          MILITARY RESALE GROUP, INC.
                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------
 (INFORMATION FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003 IS UNAUDITED)


NOTE 10 - EQUITY INCENTIVE PLAN (CONTINUED)

The fair value of each option granted is estimated on the grant date using the Modified Black-Scholes European-Pricing Model. The following assumptions were made in estimating fair value:



        Dividend yield                               0%
        Risk-free interest rate                   2.5%-3.6%
        Expected life                             1-5 years
        Expected Volatility                       233%-253%


Common stock options granted under the plan during the three months ended March 31, 2004 and during the year ended December 31, 2003 and 2002 were 0, 0 and 800,000, respectively.
                                                   OUTSTANDING OPTIONS
                                OPTION        -------------     -------------
                                SHARES                            PRICE PER
                               AVAILABLE          SHARES            SHARE
                            --------------    -------------     -------------

BALANCE, DECEMBER 31, 2001       1,500,000              ---     $         ---

Granted                           (800,000)         800,000              0.50
Expired                                ---              ---               ---
                            --------------    -------------     -------------

BALANCE, DECEMBER 31, 2002         700,000          800,000     $        0.50
                            --------------    -------------     -------------

Granted                                ---              ---               ---
Exercised                              ---              ---               ---
Expired                                ---              ---               ---
                            --------------    -------------     -------------

BALANCE, DECEMBER 31, 2003         700,000          800,000     $        0.50

Granted                                ---              ---               ---
Exercised                              ---              ---               ---
Expired                                ---              ---               ---
                            --------------    -------------     -------------

BALANCE, MARCH 31, 2004            700,000          800,000     $        0.50
                            ==============    =============     =============

NOTE 11 - COMMON STOCK

During the year ended December 31, 2002 the Company issued 2,084,812 shares of common stock to various consultants for services performed and to be performed. The shares were valued at $674,298 based on the closing market price on the date of signing the agreements. This amount was recorded as prepaid consulting and was amortized over the term of the agreements.

                          MILITARY RESALE GROUP, INC.
                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------
 (INFORMATION FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003 IS UNAUDITED)


NOTE 11 - COMMON STOCK (CONTINUED)

During December 2003 the Company issued 384,000 shares of common stock for settlement of litigation in the amount of $50,000. (See Note 13).

During the year ended December 31, 2003, the Company issued aggregate shares of common stock of 8,230,621 to various consultants for services provided or to be provided. Stock based compensation expense of $1,127,174 was recognized in 2003 and a prepaid consulting expense of $ 307,430 was recorded in 2003 for stock issued for services. These amounts were based on the fair market value of the shares on the date of issuance.

5,505,000 and 500,000 stock options were granted to various parties during the years ended December 31, 2003 and 2002, respectively, for services rendered and to be rendered. (See Notes 4 and 5). The options expire in five years. The options issued during year ended December 31, 2003 and 2002 were valued at $677,840, and $200,000, respectively, the fair value using the Black-Scholes European Pricing Model. The average risk free interest rate used was 2.9%, volatility was estimated at 94.06% and 253%, respectively, and the expected life was five years.

Compensation cost charged to operations for options issued was $ 276,045 and $220,000 during the years ended December 31, 2003 and 2002, respectively. Prepaid consulting costs and prepaid interest expense for options issued are $177,076 and $224,719, respectively at December 31, 2003.

During the three months ended March 31, 2004, the Company issued an aggregate 200,000 of the Company's common shares to a consultant for services provided and expensed $40,000 (the value of the services) as stock based compensation.

During the three months ended March 31, 2004 the Company issued 100,000 shares of the Company's common stock valued at $9,000, the fair market value of the common stock, to a consultant for services to be provided. The value of the stock is recorded as prepaid consulting and will be amortized over the term of the agreement.

On January 29, 2004 the Company issued 50,000 shares of common stock valued at $11,000 as a retainer fee for services to be performed in connection with raising of capital (See Note 13). This amount is recorded as prepaid consulting and is being amortized over the term of the agreement.

During the three months ended March 31, 2004 pursuant to a consulting agreement with an unrelated party, the Company granted warrants to purchase 320,000 shares of the Company's common stock at $.125 for a period of five years. These warrants were valued at $52,870, the fair value using the Black-Scholes European Pricing Model. The average risk free interest rate used was 3.39%, volatility was estimated at 96% and the expected life was five years. The warrants were granted as compensation to the Company's investment banker for raising $500,000 by selling 4,000,000 shares of common stock. This investment banker was also paid $40,000 as commission for the sale of stock.

                          MILITARY RESALE GROUP, INC.
                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------
 (INFORMATION FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003 IS UNAUDITED)


NOTE 11 - COMMON STOCK (CONTINUED)

During the three months ended March 31, 2004 the Company sold 4,000,000 shares of common stock to several individuals at $.125 per share for total consideration of $460,000, net of offering costs paid of $40,000. These individuals were also given warrants to purchase 2,000,000 shares of common stock (50% of shares issued) at $.25 per share for a period of five years. The terms of the stock subscription agreements provide that in the event the average closing bid price of the common stock for the ten days preceding the effective date of the Registration Statement (to be filed) is $.17 or below, then the purchase price for the shares shall be reset to a purchase price equal to the average price minus $.05, provided that the purchase price is not less than $.065 per share. Upon the occurrence of the price adjustment, the Company will issue to each subscriber the additional shares they are entitled to based upon the adjusted price. In addition, if the Registration Statement (to be filed) is not declared effective on or before June 30, 2004, then commencing on the first day of each month thereafter until December 1, 2004 or the declared effective date of the Registration Statement, the Company will issue each subscriber, as liquidated damages, additional shares of common stock equal to 10% of the number of shares purchased by each subscriber.

During the three months ended March 31, 2004 the Company sold 450,000 shares of common stock to several individuals for $.10 to $.125 per share for total consideration of $43,250, net of offering costs of $4,250. In accordance with the terms of the stock subscription agreements, if the Company's Registration Statement (to be filed) is not declared effective on or before June 30, 2004, then commencing on the first day of each month thereafter until December 1, 2004 or the declared effective date of the Registration Statement, the Company will issue each subscriber, as liquidated damages and not as a penalty, additional shares of common stock equal to 10% of the number of shares purchased by each subscriber.

                          MILITARY RESALE GROUP, INC.
                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------
 (INFORMATION FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003 IS UNAUDITED)


NOTE 12 - EARNINGS PER SHARE


                                                                      For the Three Months Ended March 31, 2004
                                                                      -----------------------------------------
                                                                                                            Per
                                                                 Income/(Loss)           Shares            Share
                                                                  (Numerator)         (Denominator)        Amount
                                                               -----------------   -----------------   ------------
Basic EPS
   Income (loss) available to common stockholders              $        (515,812)         23,497,984   $      (0.02)

Effect of Dilutive Securities                                                ---                 ---            ---
                                                               -----------------   -----------------   ------------

Diluted EPS
   Income (loss) available to common stockholders              $        (515,812)         23,497,984   $      (0.02)
                                                               =================   =================   ============

                                                                      For the Three Months Ended March 31, 2003
                                                                      -----------------------------------------
                                                                                                            Per
                                                                 Income/(Loss)           Shares            Share
                                                                  (Numerator)         (Denominator)        Amount
                                                               -----------------   -----------------   ------------
Basic EPS
   Income (loss) available to common stockholders              $        (500,695)         11,684,156   $      (0.04)

Effect of Dilutive Securities                                                ---                 ---            ---
                                                               -----------------   -----------------   ------------

Diluted EPS
   Income (loss) available to common stockholders              $        (500,695)         11,684,156   $      (0.04)
                                                               =================   =================   ============

                          MILITARY RESALE GROUP, INC.
                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------
 (INFORMATION FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003 IS UNAUDITED)


NOTE 12 - EARNINGS PER SHARE (CONTINUED)


                                                                        For the Year Ended December 31, 2003
                                                                        ------------------------------------
                                                                                                            Per
                                                                 Income/(Loss)           Shares            Share
                                                                  (Numerator)         (Denominator)        Amount
                                                               -----------------   -----------------   ------------
Basic EPS
   Income (loss) available to common stockholders              $      (2,631,749)         14,619,599   $      (0.18)

Effect of Dilutive Securities                                                ---                 ---            ---
                                                               -----------------   -----------------   ------------

Diluted EPS
   Income (loss) available to common stockholders              $      (2,631,749)         14,619,599   $      (0.18)
                                                               =================   =================   ============

                                                                        For the Year Ended December 31, 2002
                                                                        ------------------------------------
                                                                                                            Per
                                                                 Income/(Loss)           Shares            Share
                                                                  (Numerator)         (Denominator)        Amount
                                                               -----------------   -----------------   ------------
Basic EPS
   Income (loss) available to common stockholders              $      (2,319,221)          9,156,648   $       (.25)

Effect of Dilutive Securities                                                ---                 ---            ---
                                                               -----------------   -----------------   ------------

Diluted EPS
   Income (loss) available to common stockholders              $      (2,319,221)          9,156,648   $       (.25)
                                                               =================   =================   ============

NOTE 13 - CONTINGENCIES

On January 29, 2004 the Company entered into a business consulting agreement with an unrelated party for financial advisory and investment banking services and issued the consultant 50,000 shares of its common stock valued at $11,000. The consultant will advise the Company as to issues of capital formation, assist the Company on the market awareness of its stock by setting up road shows and will assist the Company in raising $300,000 through the issuance of common stock at $.125 and warrants to purchase 1,200,000 warrants exercisable at $.25 per share for five years. Upon successful closing of the above raising of capital, the Company will pay the consultant a cash fee commission of 10% of the capital raised plus a cash non-accountable expense allowance of 2.5% of the capital raised. In addition, upon raising the capital, the consultant will be entitled to 300,000 warrants with similar terms as those issued in the capital raise. No capital has been raised under this agreement to date.

                          MILITARY RESALE GROUP, INC.
                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------
 (INFORMATION FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003 IS UNAUDITED)


NOTE 13 - CONTINGENCIES (CONTINUED)

The Company was the plaintiff in a litigation with one of its vendors. During the three months ended March 31, 2004 the Company entered into a judgment in which they were ordered to pay the vendor $5,356 with the amount due accruing interest at 8% per annum. As of March 31, 2004 the Company had not paid any amount to this vendor. Subsequent to March 31, 2004, the Company received a Writ of Garnishment and is expecting to have the original judgment amount of $5,356 plus interest and other charges of $181 garnished from one of their bank accounts.

The Company was the defendant in a litigation regarding their former premises. The plaintiff was the former landlord, who was seeking damages for an alleged breach of the terms of several operating lease agreements for office and warehouse space located in Colorado Springs, Colorado. On November 25, 2003 a settlement was reached and issued with the district court of El Paso County, Colorado. Under the terms of the settlement, the Company delivered 384,000 shares of common stock to the plaintiff for settlement of $50,000 owed and agreed to issue a note payable to the plaintiff in the amount of $100,000 bearing interest at 10% per annum beginning November 6, 2003. Under the terms of the note, the Company is required to begin payments of $2,000 per month on July 1, 2004 and on the first day of each and every month thereafter until all principal and accrued interest are paid in full. If on the date of full payment of the note or the date of maturity of the note, whichever occurs first, the market price of the stock as of close of the market on that day is $50,000 or greater the plaintiff must accept the stock as full satisfaction of the $50,000 liability. If the market price of the stock is less than $50,000, the plaintiff may either retain the stock as full satisfaction of the $50,000 or surrender the stock to the Company in exchange for simultaneous payment to the plaintiff in cash of $50,000.

The Company was the defendant in two other litigations with two different vendors. In accordance with the judgments issued on September 10, 2003 and October 31, 2003, the Company is required to pay a total of $76,675 (non-interest bearing) and $39,901 (bearing interest at 8% per annum) to each vendor respectively. As of March 31, 2004 the Company owed $69,675 and $40,433, respectively, to each vendor.

In February 2003, a capital lease obligation, secured by equipment with a net book value of $25,363, was accelerated due to non-payment. This obligation is reflected in the current portion of obligations under capital leases in the accompanying financial statements. The Company defaulted under the accelerated terms of this agreement and the debt has been sent to a collections agency. The Company is paying $1,000 per month on this lease until a new settlement can be reached.

In February 2003, the Company entered into a Lease Modification Agreement for a capital lease for equipment with a net book value of $57,183. The term of the lease was extended through April 2007, with no required payment for the months between November 2002 and February 2003. Minimum lease payments have increased to $2,100 through October 2003 and $1,980 for the remaining 40 months.

                          MILITARY RESALE GROUP, INC.
                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------
 (INFORMATION FOR THE THREE MONTHS ENDED MARCH 31, 2004 AND 2003 IS UNAUDITED)


NOTE 14 - SUBSEQUENT EVENTS

On April 1, 2004 the Company entered into a one-year business consulting agreement with an unrelated party for management and financial consulting services. Under the terms of the agreement the consultant will receive $5,000 per month for the term of the agreement and receive 250,000 shares of common stock valued at $47,500, the fair market value of the common stock on the date the agreement was entered.

On May 10, 2004 the Company issued 100,000 shares of common stock to a consultant for services to be rendered over a period of 180 days. These shares are valued at $17,000, the fair market value of the common stock on the date the agreement was entered.

On May 11, 2004 the Company issued 200,000 shares of common stock and granted 200,000 options to purchase common stock at $.25 per share to a stockholder for services rendered. The stock is valued at $34,000, the fair market value of the common stock on the day the agreement was entered.

On June 1, 2004 the Company entered into a consulting agreement for business development, advisory and business networking services. Under the terms of the agreement the consultant will receive 500,000 shares of common stock, valued at $70,000, the fair market value of the common stock on the date the agreement was entered, and $8,000 payable by July 15, 2004.

On June 10, 2004 the Company purchased all of the outstanding shares of Ohio Street Partners, Inc. a private Delaware Corporation in exchange for 1,920,000 shares of the Company's common stock and warrants to purchase 960,000 shares of the Company's common stock at $.25 per share. Ohio Street Partners, Inc. sole asset is a single-family residential condominium rental property located in San Diego, California valued at $310,000 and is subject to a loan secured by a first deed of trust of approximately $70,000. The Company also received a loan of $75,000 from the seller evidenced by a note payable and deed of trust recorded against the property. The note payable accrues interest at 8% per annum and is due on demand or September 10, 2004, or upon the sale of condominium, whichever occurs first. In accordance with the terms of the agreement the seller is entitled to one seat on the Company's board of directors. The Company intends to sell the property as soon as possible.

On June 16, 2004 the Company issued 62,500 shares of common stock as liquidated damages in accordance with the terms of a subscription agreement dated July 9, 2003. The stockholder was entitled to liquidated damages of 10% per month beginning February 1, 2004 and continuing until June 1, 2004 of the original number of shares purchased if the Company's registration statement did not become effective as of January 31, 2004.

-------------------------------------  -----------------------------------------




      UNTIL __________ , ALL
DEALERS THAT EFFECT TRANSACTIONS IN
THESE SECURITIES, WHETHER OR NOT
PARTICIPATING IN THIS OFFERING, MAY
BE REQUIRED TO DELIVER A
PROSPECTUS. THIS IS IN ADDITION TO
THE DEALERS' OBLIGATION TO DELIVER
A PROSPECTUS WHEN ACTING AS                       10,000,000 SHARES
UNDERWRITERS AND WITH RESPECT TO
THEIR UNSOLD ALLOTMENTS OR
SUBSCRIPTIONS. NO DEALER, SALES
REPRESENTATIVE OR OTHER PERSON HAS
BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY
REPRESENTATIONS IN CONNECTION WITH
THIS OFFERING OTHER THAN THOSE               MILITARY RESALE GROUP, INC.
CONTAINED IN THIS PROSPECTUS, AND
IF GIVEN OR MADE, SUCH INFORMATION
OR REPRESENTATION MUST NOT BE
RELIED UPON AS HAVING BEEN
AUTHORIZED BY THE COMPANY. THIS
PROSPECTUS DOES NOT CONSTITUTE AN
OFFER TO SELL OR A SOLICITATION OF                  COMMON STOCK
AN OFFER TO BUY ANY OF THE
SECURITIES OFFERED HEREBY BY ANYONE
IN ANY JURISDICTION IN WHICH SUCH
OFFER OR SOLICITATION IS NOT
AUTHORIZED OR IN WHICH THE PERSON
MAKING SUCH OFFER OR SOLICITATION
IS NOT QUALIFIED TO DO SO OR TO ANY
PERSON TO WHOM IT IS UNLAWFUL TO
MAKE SUCH OFFER OR SOLICITATION.                 ---------------
NEITHER THE DELIVERY OF THIS
PROSPECTUS NOR ANY SALE MADE                        PROSPECTUS
HEREUNDER SHALL, UNDER ANY
CIRCUMSTANCES, CREATE ANY                        ---------------
IMPLICATION THAT THERE HAS BEEN NO
CHANGE IN THE AFFAIRS OF THE
COMPANY SINCE THE DATE HEREOF OR
THAT THE INFORMATION CONTAINED
HEREIN IS CORRECT AS OF ANY TIME
SUBSEQUENT TO THE DATE HEREOF.
                                                  __________, 2004



-------------------------------------  -----------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Reference is made to Sections 721 through 725 of the Business Corporation Law of the State of New York (the "NYBCL"), which provides for indemnification of directors and officers of New York corporations under certain circumstances.

      Section 722 of the NYBCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, in connection with actions or proceedings, whether civil or criminal (other than an action by or in the right of the corporation, a "derivation action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to amounts paid in settlement and reasonable expenses (including attorneys' fees) incurred in connection with the defense or settlement of such actions, and the statute does not apply in respect of a threatened action, or a pending action that is settled or otherwise disposed of, and requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Section 721 of the NYBCL provides that Article 7 of the BCL is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, disinterested director vote, shareholder vote, agreement or otherwise.

      Article 7 of our Restated Certificate of Incorporation requires us to indemnify our officers and directors to the fullest extent permitted under the NYBCL. Furthermore, Article XII of our Amended and Restated By-laws provides that we may, to the full extent permitted and in the manner required by the laws of the State of New York, indemnify any officer or director (and the heirs and legal representatives of any such person) made, or threatened to be made, a party in an action or proceeding (including, without limitation, one by us or in our right to procure a judgment in our favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which of our directors or officers served in any capacity at our request, by reason of the fact that such director or officer, or such director's or officer's testator or intestate, was a director or officer of ours or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity.

      Section 402(b) of the NYBCL provides that a corporation's certificate of incorporation may include a provision that eliminates or limits the personal liability of the corporation's directors to the corporation or its shareholders for damages for any breach of a director's duty, provided that such provision does not eliminate or limit (1) the liability of any director if a judgment or other final adjudication adverse to the director establishes that the director's acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that the director personally gained a financial profit or other advantage to which the director was not legally entitled or that the director's acts violated Section 719 of the NYBCL, or (2) the liability of any director for any act or omission prior to the adoption of a provision authorized by Section 402(b) of the NYBCL. Article 7 of our Restated Certificate of Incorporation provides that none of our directors shall be liable to us or our shareholders for any breach of duty in such capacity except for liability in the event a judgment or other final adjudication adverse to a director establishes that his or her acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that the director personally gained, in fact, a financial profit or other advantage to which he or she was not legally entitled or that such director's acts violated Section 719, or its successor, of the NYBCL.

      Any amendment to or repeal of our Restated Certificate of Incorporation or by-laws shall not adversely affect any right or protection of any of our directors or officers for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the foregoing, we have been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The following table sets forth the expenses expected to be incurred by us in connection with the issuance and distribution of the Common Stock registered hereby, all of which expenses, except for the Securities and Exchange Commission registration fee, are estimates:

            DESCRIPTION                                        AMOUNT
                                                               ------


      Securities and Exchange Commission registration fee    $      320
      fee
      Accounting fees and expenses...................            35,000*
      Legal fees and expenses........................           195,000*
      Miscellaneous fees and expenses................            19,680*
                                                             ----------
                Total................................        $  250,000*
                                                             ==========


-------------
* Estimated


ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

      The following sets forth certain information for all securities we sold during the past three years without registration under the Securities Act:


2001

      On August 1, 2001, Military Resale Group, Inc., a Maryland corporation ("MRG-Maryland"), issued options to purchase 1,000,000 shares of its common stock to Ronald Steenbergen, a consultant. In connection with our purchase of 98.2% of the outstanding capital stock of MRG-Maryland in a reverse acquisition (the "Reverse Acquisition"), we assumed the obligations under the option. Such options were exercisable for one year at an exercise price of $0.50 per share and expired in August 2002 without having been exercised. Such options were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, on the basis that such issuance did not involve a public offering, no underwriter fees or commissions were paid in connection with such issuance and such person was an `accredited investor' as defined in Regulation D under the Securities Act of 1933, as amended.

      In November 2001, we issued an aggregate of 5,410,000 shares of our common stock to the eleven stockholders of MRG- Maryland in connection with the Reverse Acquisition. Such shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, on the basis that such issuance did not involve a public offering, no underwriter fees or commissions were paid in connection with such issuance and such persons represented to us that they were `accredited investors' as defined in Regulation D under the Securities Act of 1933, as amended.

      In December 2001, we issued an aggregate of 875,000 shares of our common stock to an aggregate of 13 of our employees and directors as bonus compensation for services rendered in 2001. As no additional consideration was paid to the Company by the recipients of such shares, such issuances were not "offers" or "sales" as defined in the Securities Act of 1933, as amended, nor subject to the registration requirements of the Securities Act of 1933, as amended.

      In December 2001, we issued $35,000 aggregate principal amount of convertible notes to two purchasers. At the time of issuance, such notes were convertible at any time and from time to time by the noteholders into a maximum of 525,000 shares of our common stock (subject to certain anti-dilution adjustments) if such convertible notes are not in default, or a maximum of 1,050,000 shares of our common stock (subject to certain anti-dilution adjustments) if an event of default has occurred in respect of such convertible notes. The terms of such convertible notes require us to register under the Securities Act of 1933 the shares our common stock issuable upon conversion of such convertible notes not later than June 3, 2006. Such notes were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, on the basis that such issuance did not involve a public offering, no underwriter fees or commissions were paid in connection with such issuance and such persons were `accredited investors' as defined in Regulation D under the Securities Act of 1933, as amended.

2002

      In the first six months of 2002, we issued $240,000 aggregate principal amount of convertible notes to nine purchasers. At the time of issuance, such notes were convertible at any time and from time to time by the noteholders into a maximum of 3,600,000 shares of our common stock (subject to certain anti-dilution adjustments) if such convertible notes are not in default, or a maximum of 7,200,000 shares of our common stock (subject to certain anti-dilution adjustments) if an event of default has occurred in respect of such convertible notes. Such notes were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, on the basis that such issuance did not involve a public offering, no underwriter fees or commissions were paid in connection with such issuance and such persons were `accredited investors' as defined in Regulation D under the Securities Act of 1933, as amended.

      In April 2002, we issued an aggregate of 1,993,573 restricted shares of our common stock to two holders of our convertible promissory notes in connection with the conversion of $150,000 aggregate principal amount of such notes plus $2,380 of accrued interest thereon into shares of our common stock. Such shares were issued by us in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended.

      In May 2002, we issued 36,775 shares of our common stock to each of Edward Meyer and Edward Whelan, our Chairman of the Board and Chief Executive Officer, pursuant to the terms of a consulting agreement. Such shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, on the basis that such issuance did not involve a public offering, no underwriter fees or commissions were paid in connection with such issuance and such persons were `accredited investors' as defined in Regulation D under the Securities Act of 1933, as amended.

      In July 2002, we issued options to purchase an aggregate of 300,000 shares of our common stock to consultants for services rendered. Such options were one-year options that have an exercise price of $0.50 per share and expired on July 1, 2003. Such options were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, on the basis that such issuance did not involve a public offering, no underwriter fees or commissions were paid in connection with such issuance and such persons were `accredited investors' as defined in Regulation D under the Securities Act of 1933, as amended.

      In July 2002, we issued 75,000 shares of our common stock to a consultant for services rendered. Such shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, on the basis that such issuance did not involve a public offering, no underwriter fees or commissions were paid in connection with such issuance and such person was an `accredited investor' as defined in Regulation D under the Securities Act of 1933, as amended.

      In August 2002, we issued an aggregate of 619,540 shares of our common stock to five consultants for services rendered. Such shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, on the basis that such issuance did not involve a public offering, no underwriter fees or commissions were paid in connection with such issuance and such persons were `accredited investors' as defined in Regulation D under the Securities Act of 1933, as amended.

      In the second half of 2002, we issued $165,000 aggregate principal amount of convertible promissory notes with original maturity dates of June 30, 2003 that, as amended, mature on June 3, 2006 and bear interest at 8% per annum that mature on June 30, 2003 and bear interest at the rate of 8% per annum. At the time of issuance, such notes were convertible at any time and from time to time by the noteholders into a maximum of 990,000 shares of our common stock (subject to certain anti-dilution adjustments). The terms of the such notes require us to register under the Securities Act of 1933 the shares of our common stock issuable upon conversion of the notes not later than June 3, 2006. Such notes were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, on the basis that such issuance did not involve a public offering, no underwriter fees or commissions were paid in connection with such issuance and such persons were `accredited investors' as defined in Regulation D under the Securities Act of 1933, as amended.

      In September 2002, we issued 95,861 shares of our common stock to each of Edward Meyer and Edward Whelan, our Chairman of the Board and Chief Executive Officer (or their designees), pursuant to the terms of a consulting agreement. Such shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, on the basis that such issuance did not involve a public offering, no underwriter fees or commissions were paid in connection with such issuance and such persons were `accredited investors' as defined in Regulation D under the Securities Act of 1933, as amended.

      In October 2002, we issued an aggregate of 250,000 shares of our common stock to a consultant for services rendered. In connection with such issuance, we granted "piggy-back" registration rights to the consultant. Such shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, on the basis that such issuance did not involve a public offering, no underwriter fees or commissions were paid in connection with such issuance and such person was an `accredited investor' as defined in Regulation D under the Securities Act of 1933, as amended. The consulting agreement provides that we will issue additional shares of our common stock upon the consultant's achievement of certain performance goals.

      In November 2002, we issued an aggregate of 300,000 shares of our common stock to a consultant for services rendered. In connection with such issuance, we granted "piggy-back" registration rights to the consultant. Such shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, on the basis that such issuance did not involve a public offering, no underwriter fees or commissions were paid in connection with such issuance and such person was an `accredited investor' as defined in Regulation D under the Securities Act of 1933, as amended.

      In November 2002, we granted one of our lenders a five-year option to purchase 500,000 shares of our common stock at an exercise price of $0.50 per share in consideration of the lender's willingness to extend the term of its loan to the Company for an additional six months. Such options were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, on the basis that such issuance did not involve a public offering, no underwriter fees or commissions were paid in connection with such issuance and such person was an `accredited investor' as defined in Regulation D under the Securities Act of 1933, as amended.

2003

      In January 2003, we issued 96,207 shares of our common stock to each of Edward Meyer and Edward Whelan, our Chairman of the Board and Chief Executive Officer (or their designees), pursuant to the terms of a consulting agreement and an executive compensation agreement. Such shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, on the basis that such issuance did not involve a public offering, no underwriter fees or commissions were paid in connection with such issuance and such persons were `accredited investors' as defined in Regulation D under the Securities Act of 1933, as amended.

      In January and March 2003, we issued $15,000 aggregate principal amount of convertible promissory notes with original maturity dates of June 30, 2003 that, as amended, mature on June 3, 2006 and bear interest at 8% per annum. At the time of issuance, such notes were convertible at any time and from time to time by the noteholders into a maximum of 225,000 shares of our common stock (subject to certain anti-dilution adjustments) if the convertible notes are not in default, or a maximum of 450,000 shares of our common stock (subject to certain anti-dilution adjustments) if an event of default has occurred in respect of such notes. The terms of such notes require us to register under the Securities Act of 1933 the shares of our common stock issuable upon conversion of such notes not later than June 3, 2006. Such notes were issued by us in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, on the basis that such issuance did not involve a public offering, no underwriter fees or commissions were paid by us in connection with such issuance and such persons were `accredited investors' as defined in Regulation D under the Securities Act of 1933, as amended.

      In January and March 2003, we issued an aggregate of 282,500 shares of our common stock to three consultants for services rendered. Such shares were issued by us in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, on the basis that such issuance did not involve a public offering, no underwriter fees or commissions were paid by us in connection with such issuance and such persons were "accredited investors" as defined in Regulation D under the Securities Act of 1933, as amended.

      In May and June 2003, we issued $60,000 aggregate principal amount of convertible promissory notes with original maturity dates of September 30, 2003 that, as amended, mature on June 3, 2006 and bear interest at 8% per annum. Such notes are convertible at any time and from time to time by the noteholders into a maximum of 360,000 shares of our common stock (subject to certain anti-dilution adjustments). The terms of such notes require us to register under the Securities Act of 1933 the shares of our common stock issuable upon conversion of such notes not later than June 3, 2006, except for $10,000 aggregate principal amount of such notes which require us to register such shares not later than September 30, 2003. In connection with the sale of such notes, we issued 400,000 shares to the noteholders. Such notes and shares were issued by us in reliance upon the exemption from registration provided by
Section 4(2) of the Securities Act of 1933, as amended, on the basis that such issuance did not involve a public offering, no underwriter fees or commissions were paid by us in connection with such issuance and such persons were `accredited investors' as defined in Regulation D under the Securities Act of 1933, as amended.

      In May 2003, we issued 109,259 shares of our common stock to one of our consultants for services rendered during the first quarter of 2003. Such shares were issued by us in reliance upon the exemption from registration provided by
Section 4(2) of the Securities Act of 1933, as amended, on the basis that such issuance did not involve a public offering, no underwriter fees or commissions were paid by us in connection with such issuance and such person was an `accredited investor' as defined in Regulation D under the Securities Act of 1933, as amended.

      In May 2003, we issued 109,259 shares of our common stock to our Chief Executive Officer as compensation for services rendered during the first quarter of 2003. Such shares were issued by us in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, on the basis that such issuance did not involve a public offering, no underwriter fees or commissions were paid by us in connection with such issuance and such person was an `accredited investor' as defined in Regulation D under the Securities Act of 1933, as amended.

      In June 2003, we issued to a consultant 595,000 shares of our common stock and three-year warrants to purchase an aggregate of 1,000,000 shares of our common stock consisting of warrants to purchase 250,000 shares at each of $0.25, $0.50, $0.75 and $1.00 per share. In connection with such issuance, we granted "piggy-back" registration rights to the consultant. Such shares and options were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, on the basis that such issuance did not involve a public offering, no underwriter fees or commissions were paid in connection with such issuance and such person was an `accredited investor' as defined in Regulation D under the Securities Act of 1933, as amended.


      In June 2003, we isssued 100,000 shares of our common stock to an employee as bonus compensation for services rendered. Such shares were issued in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, on the basis that such issuance did not involve a public offering, no underwriter fees or commissions were paid in connection with such issuance and such person had access to the same kind of information as that which would be included in a registration statement.

      In June 2003, we issued an aggregate of 500,000 shares of our common stock to two consultants for services rendered. Such shares were issued by us in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, on the basis that such issuance did not involve a public offering, no underwriter fees or commissions were paid by us in connection with such issuance and such persons were `accredited investors' as defined in Regulation D under the Securities Act of 1933, as amended.


      In June 2003, we issued options to purchase 1,305,000 shares of our common stock to holders of our 8% and 9% convertible notes and demand notes in consideration of their willingness to extend the maturity dates of such notes until June 3, 2006. Such options were issued by us in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, on the basis that such issuance did not involve a public offering, no underwriter fees or commissions were paid by us in connection with such issuance and such persons were `accredited investors' as defined in Regulation D under the Securities Act of 1933, as amended.

      In July 2003, we issued 127,272 shares of our common stock to one of our consultants for services rendered during the second quarter of 2003. Such shares were issued by us in reliance upon the exemption from registration provided by
Section 4(2) of the Securities Act of 1933, as amended, on the basis that such issuance did not involve a public offering, no underwriter fees or commissions were paid by us in connection with such issuance and such person was an `accredited investor' as defined in Regulation D under the Securities Act of 1933, as amended.

      In July 2003, we issued 127,273 shares of our common stock to our Chief Executive Officer as compensation for services rendered during the second quarter of 2003. Such shares were issued by us in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, on the basis that such issuance did not involve a public offering, no underwriter fees or commissions were paid by us in connection with such issuance and such person was an `accredited investor' as defined in Regulation D under the Securities Act of 1933, as amended.

      In July 2003, we issued an aggregate of 900,000 shares of our common stock to consultants for services rendered. Such shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, on the basis that such issuance did not involve a public offering, no underwriter fees or commissions were paid in connection with such issuance and such persons were "accredited investors" as defined in Regulation D under the Securities Act of 1933, as amended.

      In August 2003, we issued an aggregate of 250,000 shares of our common stock to two investors in a private sale for aggregate net proceeds to us of $50,000. Such shares were issued by us in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, on the basis that such issuance did not involve a public offering, no underwriter fees or commissions were paid by us in connection with such issuance and such persons were `accredited investors' as defined in Regulation D under the Securities Act of 1933, as amended.

      In October 2003, we issued an aggregate of 200,000 shares of our common stock to two consultants for services rendered. Such shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, on the basis that such issuance did not involve a public offering, no underwriter fees or commissions were paid in connection with such issuance and such persons were `accredited investors' as defined in Regulation D under the Securities Act of 1933, as amended.

      In November 2003, we issued 650,000 shares of our common stock to two consultants for services rendered. Such shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, on the basis that such issuance did not involve a public offering, no underwriter fees or commissions were paid in connection with such issuance and such persons were `accredited investors' as defined in Regulation D under the Securities Act of 1933, as amended.

      In December 2003, we issued 384,000 shares of our common stock to our former landlord in settlement of certain claims. Such shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, on the basis that such issuance did not involve a public offering, no underwriter fees or commissions were paid in connection with such issuance and such persons were `accredited investors' as defined in Regulation D under the Securities Act of 1933, as amended.


      In December 2003, we issued an aggregate of 1,538,093 shares of our common stock to four consultants for services rendered. Such shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, on the basis that such issuance did not involve a public offering, no underwriter fees or commissions were paid in connection with such issuance and such persons were `accredited investors' as defined in Regulation D under the Securities Act of 1933, as amended.

      In December 2003, we issued 602,051 shares of our common stock to our Chief Executive Officer for services rendered during the third and fourth quarters of 2003 pursuant to the terms of his employment arrangement. Such shares were issued in reliance upon the exemption from registration provided by
Section 4(2) of the Securities Act of 1933, as amended, on the basis that such issuance did not involve a public offering, no underwriter fees or commissions were paid in connection with such issuance and such person was an `accredited investor' as defined in Regulation D under the Securities Act of 1933, as amended.

      In December 2003, we issued 200,000 shares of our common stock to investors in a private placement for aggregate proceeds to us of $20,000. Such shares were issued in reliance upon the exemption from registration provided by
Section 4(2) of the Securities Act of 1933, as amended, on the basis that such issuance did not involve a public offering, no underwriter fees or commissions were paid in connection with such issuance and such persons were `accredited investors' as defined in Regulation D under the Securities Act of 1933, as amended.

      In December 2003, we issued options to purchase an aggregate of 250,000 shares of our common stock to consultants for services to be rendered. Such options are five year options which have an exercise price of $0.25 per share. Such options were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, on the basis that such issuance did not involve a public offering, no underwriter fees or commissions were paid in connection with such issuance and such persons were `accredited investors' as defined in Regulation D under the Securities Act of 1933, as amended.

      In October and December 2003, we issued an aggregate of 1,000,000 shares of our common stock to a consultant in connection with the exercise of options which resulted in proceeds to us of $75,000. Such shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, on the basis that such issuance did not involve a public offering, no underwriter fees or commissions were paid in connection with such issuance and such person was an `accredited investor' as defined in Regulation D under the Securities Act of 1933, as amended.

2004

      In the three months ended March 31, 2004, we issued to investors in a private placement investment units consisting of an aggregate of 4,000,000 shares of our common stock and five-year warrants to purchase an aggregate of 2,000,000 shares of our common stock at $0.25 per share for gross proceeds to us of $500,000, less sales commissions of $40,000. In connection with such issuances, we granted registration rights to such investors. Such shares and warrants were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, on the basis that such issuance did not involve a public offering and such persons were `accredited investors' as defined in Regulation D under the Securities Act of 1933, as amended.

      In the three months ended March 31, 2004, we issued 450,000 shares of our common stock to investors in a private placement for gross proceeds to us of $47,500, less sales commissions of $4,250. In connection with such issuances, we granted registration rights to such investors. Such shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, on the basis that such issuance did not involve a public offering and such persons were `accredited investors' as defined in Regulation D under the Securities Act of 1933, as amended.

      In the three months ended March 31, 2004, we issued 400,000 shares of our common stock and three-year warrants to purchase an aggregate of 250,000 shares of our common stock at $0.25 per share to one of our lenders in full satisfaction of $50,000 of our indebtedness to such lender. Such shares and warrants were issued in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended.

      In the three months ended March 31, 2004, we issued 247,560 shares of our common stock and five-year options to purchase 247,560 shares of our common stock at $0.25 per share to our Chief Executive Officer for services rendered during the three months ended March 31, 2004 pursuant to the terms of his employment arrangement. The services were valued at $72,000. Such shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, on the basis that such issuance did not involve a public offering, no underwriter fees or commissions were paid in connection with such issuance and such person was an `accredited investor' as defined in Regulation D under the Securities Act of 1933, as amended.

      In the three months ended March 31, 2004, we issued an aggregate of 300,000 shares of our common stock to two consultants for services rendered or to be rendered to the Company, which services were valued at $49,000 in the aggregate. Such shares were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, on the basis that such issuance did not involve a public offering, no underwriter fees or commissions were paid in connection with such issuance and such persons were `accredited investors' as defined in Regulation D under the Securities Act of 1933, as amended.

      In the three months ended March 31, 2004, we issued five-year warrants to purchase an aggregate of 320,000 shares of our common stock at $0.125 per share to a consultant for services rendered to the Company. Such warrants were valued at $52,870 and were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, on the basis that such issuance did not involve a public offering and such persons were `accredited investors' as defined in Regulation D under the Securities Act of 1933, as amended.

      In the three months ended March 31, 2004, we issued 50,000 shares of our common stock to a consultant for business consulting services to be rendered. Such shares were valued at $11,000 and were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, on the basis that such issuance did not involve a public offering, no underwriter fees or commissions were paid in connection with such issuance and such persons were `accredited investors' as defined in Regulation D under the Securities Act of 1933, as amended.

      In the three months ended June 30, 2004, we issued an aggregate of 1,050,000 shares of our common stock to four consultants for services rendered or to be rendered to the Company, which services were valued at $168,500 in the aggregate. One such consultant was also granted options to purchase 200,000 shares of our common stock at $0.25 per share. Such shares and options were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, on the basis that such issuance did not involve a public offering, no underwriter fees or commissions were paid in connection with such issuance and such persons were `accredited investors' as defined in Regulation D under the Securities Act of 1933, as amended.

      In the three months ended June 30, 2004, we issued 1,920,000 shares of our common stock and five-year warrants to purchase an aggregate of 960,000 shares of our common stock at $0.25 per share as consideration for our purchase of Ohio Street Partners, LLC. In connection with such transaction, we granted registration rights to the selling party. Such shares and warrants were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, on the basis that such issuance did not involve a public offering and such person was `accredited investor' as defined in Regulation D under the Securities Act of 1933, as amended.

      In the three months ended June 30, 2004, we issued 62,500 shares of our common stock to an investor as liquidated damages for our failure to file a registration statement covering such investor's shares on or before January 31, 2004, as required pursuant to such investor's subscription agreement. Such shares were issued in reliance upon the exemption from registration provided by
Section 4(2) of the Securities Act of 1933, as amended, on the basis that such issuance did not involve a public offering, no underwriter fees or commissions were paid in connection with such issuance and such person was an `accredited investor' as defined in Regulation D under the Securities Act of 1933, as amended.




ITEM 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBIT
NUMBER                                                 DESCRIPTION

3.1*     Restated Certificate of Incorporation of the Company.

3.2*     Amended and Restated By-laws of the Company.

5*       Opinion of Pryor Cashman Sherman & Flynn LLP.

10.1* Amended and Restated Promissory Note dated as of June 30, 2002 from the Company to Atlantic Investment Trust in the principal amount of $25,000 (incorporated by herein by reference to Exhibit 10.2 to the Company's Annual Report on Form 10-KSB for the year ended December 31, 2002 (file no. 000-26463)).

10.2* Amended and Restated Promissory Note dated as of June 30, 2002 from the Company to Ethan Hokit, our president and one of our directors, in the principal amount of $25,000 (incorporated by herein by reference to Exhibit 10.2 to the Company's Annual Report on Form 10-KSB for the year ended December 31, 2002 (file no. 000-26463)).

10.3* 2001 Equity Incentive Plan of the Company adopted in December 2001 (incorporated herein by reference to Exhibit 10.1 to the Company's Registration Statement on Form S-8 (Registration No. 333-81258).

10.4* Amended and Restated Promissory Note dated as of May 5, 2003 from the Company to Oncor Partners, Inc. in the principal amount of $100,000.

10.5* Lease Agreement, dated as of August 2001, between MRS Connection and the Company related to 2180 Executive Circle, Colorado Springs, Colorado 80906.

10.6* Promissory Note dated as of October 30, 1997 from the Company to Shannon Investments, Inc.

10.7*    Form of Subscription Agreement.

10.8* Domestic Service Agreement dated May 1, 2002 between the Company and Tyson Foods, Inc. (Certain portions of this Exhibit have been omitted pursuant to our request for confidential treatment).

10.9* Letter of Agreement effective November 1, 2001 between the Company and S&K Sales, Inc. (Certain portions of this Exhibit have been omitted pursuant to our request for confidential treatment).

10.10*   Form of 9% Convertible Note (incorporated herein by reference to
         Exhibit 10.11 to the Company's Annual Report on Form 10-KSB for the year ended December 31, 2002 (File no. 000-264463)).

10.11* Description of Edward Whelan Executive Compensation Arrangement (incorporated herein by reference to Exhibit 10.10 to the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003 (File no. 000-264463).

10.12*   $10,000 Demand Note dated November 17, 2002 from our company to Edward
         T. Whelan (incorporated herein by reference to Exhibit 10.11 to the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003 (File no. 000-264463).

10.13*   $5,000 Demand Note dated December 11, 2002 from our company to Edward
         T. Whelan (incorporated herein by reference to Exhibit 10.12 to the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003 (File no. 000-264463).

10.14* $5,000 Demand Note dated December 2, 2002 from our company to Edward T. Whelan (incorporated herein by reference to Exhibit 10.13 to the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003 (File no. 000-264463).

10.15* $10,000 Demand Note dated March 11, 2003 from our company to Edward T. Whelan (incorporated herein by reference to Exhibit 10.14 to the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003 (File no. 000-264463).

10.16* Form of Warrant issued to certain investors during the three months ended March 31, 2004 (incorporated herein by reference to Exhibit 10.1 to the Company's Quarterly Report on Form 10-QSB for the period ended March 31, 2004 (File no. 000-264463).

10.16* Description of Registration Rights granted to certain investors during the three months ended March 31, 2004 (incorporated herein by reference to Exhibit 10.2 to the Company's Quarterly Report on Form 10-QSB for the period ended March 31, 2004 (File no. 000-264463).

23.1     Consent of A.J. Robbins, P.C.

23.2     Consent of Rosenberg Rich Baker Berman & Company.

23.3* Consent of Pryor Cashman Sherman & Flynn LLP (included in their opinion filed as Exhibit 5).

24* Powers of Attorney (included in the Signature Page of the Registration Statement).

----------------

* Previously filed with the Commission.

ITEM 28. UNDERTAKINGS

      Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers and controlling persons of the Company, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      The undersigned registrant hereby undertakes to:

      (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

            (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

            (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) Include any additional or changed material information on the plan of distribution.

      (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

      (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds, to believe that it met all the requirements of filing on Form SB-2 and authorized this Amendment No. 6 to Registration Statement to be signed on its behalf by the undersigned, in Colorado Springs, Colorado on July 9, 2004.

                                    MILITARY RESALE GROUP, INC.



                                    By:  /s/Ethan D. Hokit
                                         -------------------------------------
                                         Ethan D. Hokit
                                         President and Chief Operating Officer


      In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

         SIGNATURE                         TITLE                    DATE


 /s/Edward T. Whelan          Chairman of the Board, Chief     July 9, 2004
 --------------------------     Executive Officer
 Edward T. Whelan               (Principal Executive Officer)


 /s/Ethan D. Hokit            President, Chief Operating       July 9, 2004
 --------------------------     Officer, Director (Principal
 Ethan D. Hokit                 Accounting Officer and
                                Principal Financial Officer)


 /s/Richard H. Tanenbaum      Director                         July 9, 2004
 --------------------------
 Richard H. Tanenbaum

 /s/Lee Brukmam               Director                         July 9, 2004
 --------------------------
 Lee Brukmam